UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Stran & Company, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Stran & Company, Inc.

2 Heritage Drive, Suite 600

Quincy, MA 02171

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 15, 2023

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Stran & Company, Inc., a Nevada corporation (“Stran,” the “Company,” “we,” “us,” or “our”), which will be held on November 15, 2023 at 1:00 p.m., Eastern Time, at 2 Heritage Drive, Suite 600, Quincy, MA 02171, for the following purposes:

1. To elect the six (6) members to our board of directors (the “Board of Directors” or the “Board”) named in the accompanying proxy statement to hold office until the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”);

2. To ratify the appointment of BF Borgers CPA PC as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and

3. To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice or made available over the Internet. We are not aware of any other business to come before the Annual Meeting.

The Board of Directors has fixed the close of business on September 18, 2023 as the record date (the “Record Date”) for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on September 18, 2023 are entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof.

It is important that your shares are represented at the Annual Meeting. We urge you to review the attached proxy statement and, whether or not you plan to attend the Annual Meeting, please vote your shares promptly by casting your vote via the Internet or any other provided voting option, or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy, please complete, sign, date, and return your proxy in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may revoke your vote by submitting a subsequent vote over the Internet, by mail or by any other option provided for voting before the Annual Meeting, or by voting in person at the Annual Meeting.

If you plan to attend the Annual Meeting, please notify us of your intentions. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials that is being mailed to you and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it. Your proxy will be needed to gain admission to the Annual Meeting and vote in person.

By Order of the Board of Directors

Dated: October 6, 2023	/s/ Andrew Stranberg
Andrew Stranberg
Executive Chairman, Secretary and Treasurer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on November 15, 2023: Our 2023 proxy statement and annual report to security holders for the year ended December 31, 2022 are available at iproxydirect.com/SWAG.

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 15, 2023

This proxy statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors for the Annual Meeting. The Annual Meeting is to be held at 1:00 p.m., Eastern Time, on Wednesday, November 15, 2023, and at any adjournment(s) or postponement(s) thereof, at the principal executive offices of the Company, located at 2 Heritage Drive, Suite 600, Quincy, MA 02171.

The approximate date on which the proxy statement and the accompanying notice and form of proxy are intended to be sent or made available to stockholders is on or about October 6, 2023. A proxy is your legal designation of another person to vote the stock you own.  That designee is referred to as a proxy holder. Designation of a particular proxy holder can be effected by completion of a written proxy, or by voting via the Internet or by another provided voting option.  If you return a proxy or vote by the Internet or other provided voting option, Andrew Shape, our President and Chief Executive Officer, and David Browner, our Chief Financial Officer, will act as your designated proxy holders for the Annual Meeting and will vote your shares at the Annual Meeting as you have instructed them on the proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the Securities and Exchange Commission (the “SEC”), to give you when we ask you to provide a proxy to vote your shares at the Annual Meeting. Among other things, this proxy statement describes the proposals on which stockholders will be voting and provides information about us.

We are soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. We will use the proxies received in connection with proposals to:

1.	elect the six (6) members of the Board of Directors named in this proxy statement to hold office until the 2024 Annual Meeting;

2.	ratify the appointment of BF Borgers CPA PC as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and

3.	transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

How do I attend the Annual Meeting?

The meeting will be held at the principal executive offices of the Company, located at 2 Heritage Drive, Suite 600, Quincy, MA 02171. If you plan to attend the Annual Meeting, please notify us of your intentions. This will assist us with meeting preparations.

In order to enter and attend the Annual Meeting and vote in person, you will be required to bring your legal proxy and government-issued photo identification. If your shares are registered in your own name, bring the proxy card delivered to you or request your proxy card in advance of the Annual Meeting by following the instructions contained in the Notice of Internet Availability of Proxy Materials that was delivered to you. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials that was delivered to you and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it.

Who may attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting.

Who is entitled to vote?

The Board has fixed the close of business on September 18, 2023 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders who owned our common stock on the Record Date are entitled to vote at the Annual Meeting. Each stockholder who owned our common stock on the Record Date is entitled to one vote per share owned on that date. On the Record Date, there were 18,573,091 shares of our common stock outstanding, and which were entitled to a total of 18,573,091 votes.

What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been or may be provided directly to you by the Company or its proxy delivery service.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares in “street name.” If your shares are held in street name, these proxy materials have been or may be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. The majority of our stockholders hold their shares in street name.

What am I voting on?

There are two (2) matters scheduled for a vote:

1. To elect six (6) members to our Board of Directors to hold office until the 2024 Annual Meeting; and

2. To ratify the appointment of BF Borgers CPA PC as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy gives authority to the designated proxy holders to vote on such matters according to their best judgment.

How do I vote?

Stockholders of Record

Record holders of our common stock have four methods of voting:

1. Vote by Internet. You may vote by using the Internet in accordance with the instructions provided on your Notice of Internet Availability of Proxy Materials or proxy card.

2. Vote by Mail. To vote by mail, please mark, date, sign and promptly mail your proxy card (a postage-paid envelope is provided for mailing in the United States). If you only received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions provided.

3. Vote by Phone. The telephone number for voting by phone is on your proxy card that you received or may request by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

4. Vote by Fax. The fax number for voting by fax is on your proxy card that you received or may request by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

Beneficial Owners of Shares Held in Street Name

Beneficial owners of our common stock also have four methods of voting:

1. Vote by Internet. You may vote by using the Internet in accordance with the instructions provided on your Notice of Internet Availability of Proxy Materials or vote instruction form.

2. Vote by Mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States). If you only received a Notice of Internet Availability of Proxy Materials, you may request a vote instruction form by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

3. Vote by Phone. The telephone number for voting by phone is on your vote instruction form that you received or may request by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

4. Vote by Fax. The fax number for voting by fax is on your vote instruction form that you received or may request by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

When must my votes be received by?

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you wish to vote at the Annual Meeting, see “How do I attend the Annual Meeting?” above. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We are providing Internet as well as telephone and fax proxy voting options to all stockholders. However, please be aware that you must bear any third-party costs, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

Each share of our common stock that you own as of September 18, 2023 entitles you to one vote.

Is my vote confidential?

Yes, your vote is confidential. Only the proxy tabulator, inspector of election, designated proxies, and other persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

How will my shares be voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“FOR” the election of each of the six (6) members to our Board of Directors to hold office until the 2024 Annual Meeting; and

2.	“FOR” the ratification of the appointment of BF Borgers CPA PC as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns their proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposal, votes “FOR,” “AGAINST,” “ABSTAIN,” and broker non-votes.

What is the effect of a withhold vote?

Withhold votes will have no legal effect on the election of directors because such elections are by a plurality. Withhold votes will be counted as shares present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee and you do not provide your broker, bank, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when the broker, bank, trustee or other nominee is not permitted under applicable stock exchange rules to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters.

Proposal No. 1 is considered a “non-routine” matter, while Proposal No. 2 is considered a “routine” matter. Therefore, if you are a beneficial owner of shares held in street name and do not provide voting instructions, your shares will not be voted on Proposal No. 1, and a broker non-vote will occur on this matter. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Because Proposal No. 2 is a “routine” matter, a broker, bank, trustee or other nominee may be permitted to exercise its discretion on this proposal, which means there will be no broker non-votes on this matter. Broker non-votes will be counted as shares present for purposes of determining a quorum to the extent that the brokers, banks, trustees or other nominees use their discretionary authority to vote such shares on Proposal No. 2.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Nevada law, abstentions are counted as shares present and entitled to vote at the Annual Meeting, and therefore will be counted for purposes of determining a quorum. Generally, unless provided otherwise by applicable law, our Amended and Restated Bylaws (“Bylaws”) provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, votes marked as “ABSTAIN” will have the same effect as a vote “AGAINST” the outcome in Proposal No. 2. Votes marked as “ABSTAIN” on Proposal No. 1 will have no effect because directors are elected by plurality voting.

How many shares must be present or represented to conduct business at the Annual Meeting?

A “quorum” is necessary to conduct business at the Annual Meeting. A quorum is established if there is the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. Abstentions will be counted as present for purposes of determining a quorum at the Annual Meeting. Similarly, broker non-votes will be counted as present for purposes of determining a quorum at the Annual Meeting to the extent that the brokers, banks, trustees or other nominees use their discretionary authority to vote such shares on Proposal No. 2. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How many votes are needed for each proposal to pass?

Proposal	Vote Required
Election of each of the six (6) members to our Board of Directors	Plurality of the votes cast (the six directors receiving the most “FOR” votes)

Ratification of the Appointment of BF Borgers CPA PC as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2022	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.

What are the voting procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or vote in favor of specific nominees and withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the proxy card or vote instruction form that was delivered to you or that you may request by following the information in your Notice of Internet Availability of Proxy Materials.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by the Internet, you may revoke your proxy with a later Internet proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote in person at the Annual Meeting. If you are a beneficial owner, you may vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Do the Company’s officers and directors have an interest in any of the matters to be acted upon at the Annual Meeting?

Members of the Board have an interest in Proposal No. 1, the election to the Board of the six (6) director nominees set forth herein, as all of the nominees are currently members of the Board. Members of the Board and executive officers of the Company do not have any interest in Proposal No. 2, the ratification of the appointment of our independent registered public accounting firm.

I am a stockholder, and I only received a copy of the Notice of Internet Availability of Proxy Materials in the mail. How may I obtain a full set of the proxy materials?

In accordance with the “notice and access” rules of the SEC, we may furnish proxy materials, including this proxy statement, to our stockholders of record and beneficial owners of shares by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials contains instructions on accessing and reviewing all of the proxy materials on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the annual report to security holders and proxy statement, to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate Notices of Internet Availability of Proxy Materials and, if applicable, the annual report to security holders and proxy statement. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the annual report to security holders and proxy statement to any stockholder at a shared address to which we delivered a single copy of any of these documents or who wishes to receive separate copies of these documents in the future. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the annual report to security holders and proxy statement, stockholders may contact:

Corporate Secretary

Stran & Company, Inc.

2 Heritage Drive, Suite 600

Quincy, MA 02171

Telephone: (800) 833-3309

Stockholders sharing an address can also request delivery of a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the annual report to security holders and proxy statement if they are receiving multiple copies of annual reports to security holders, proxy statements, or Notices of Internet Availability of Proxy Materials, by contacting the address or telephone number above.

Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Whom should I contact with other questions?

You may obtain information from us by making a request by telephone or in writing at the address of our Corporate Secretary set forth above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect six (6) directors to hold office until the 2024 Annual Meeting. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the six (6) nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of the Record Date (September 18, 2023):

Name	Age
Andrew Stranberg	51
Andrew Shape	50
Travis McCourt	40
Alan Chippindale	64
Alejandro Tani	50
Ashley Marshall	38

The names of the nominees and certain biographical information about each current director standing for election at the Annual Meeting, including a description of his or her business experience, qualifications, education and skills that led the Board to conclude that such individual should serve as a member of the Board, are set forth below:

Andrew Stranberg co-founded our Company and has served as our Executive Chairman since 1995. From 1995 to January 2020, Mr. Stranberg was also our Chief Executive Officer. In 1995, Mr. Stranberg founded Stran Capital LLC, a family office, and has since been its Chief Executive Officer. From 1997 to 2016 Mr. Stranberg served as Chairman of STRAN Technologies IT Services, LLC. From 2012 to November 2019, Mr. Stranberg was the founder and manager of Stran Maritime LLC for a joint venture with Atlas Maritime Ltd., an international shipping company. Mr. Stranberg is a graduate of the University of New Hampshire Peter T. Paul College of Business and Economics.

We believe that Mr. Stranberg is qualified to serve on the Board of Directors due to his deep knowledge of Stran and his long executive and board experience with us since his co-founding of the Company.

Andrew Shape is our co-founder and since 1996 has served as our President and director, and as our Chief Executive Officer since January 2020. From July 2018 to February 2021, Mr. Shape also served as the Chief Executive Officer and President and a director of Long Blockchain Corp. (formerly OTC Pink: LBCC), in connection with a business co-managed with us for its subsidiary Stran Loyalty Group Inc., a Delaware corporation. From June 2018 through December 2021, Mr. Shape served as a director for Naked Brand Group Limited (formerly Nasdaq: NAKD) until the closing of its business combination with Cenntro Electric Group Limited (Nasdaq: CENN). Prior to forming Stran, from August 1995 to September 1996, Mr. Shape worked at Copithorne & Bellows Public Relations (a Porter Novelli company) as an Account Executive. Mr. Shape holds a BA degree from the University of New Hampshire.

We believe that Mr. Shape is qualified to serve on the Board of Directors due to his deep knowledge of Stran, his industry expertise, and his experience as a director of other public companies.

Travis McCourt has been a member of the Board of Directors since November 2021. Mr. McCourt is also the chairman of the Audit Committee of the Board (the “Audit Committee”) and a member of the Compensation Committee. In June 2014, Mr. McCourt founded Conchoid Capital Fund where he still serves as a principal. From May 2012 to December 2014, Mr. McCourt was a Principal at the investment firm McCourt. From November 2007 to May 2012, Mr. McCourt was the Vice President of Alternative Capital Markets at Goldman Sachs (NYSE: GS). From November 2004 to December 2007, Mr. McCourt served as a Front Office Executive for the Los Angeles Dodgers. Mr. McCourt graduated from Georgetown University.

We believe that Mr. McCourt is qualified to serve on the Board of Directors due to his investment management, buyout analysis, capital markets, investor relations and other business experience.

Alan Chippindale has been a member of the Board of Directors since November 2021. Mr. Chippindale is also the chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”). Mr. Chippindale has been President of Engage & Excel Enterprises Inc. since July 2017. From January 2008 to June 2017, Mr. Chippindale was Chief Business Development Officer of BrandAlliance Inc. Mr. Chippindale was President of Proforma Inc. from September 1987 to December 2004. Mr. Chippindale graduated from Bowling Green State University with a bachelor degree in International Business and Marketing.

We believe that Mr. Chippindale is qualified to serve on the Board of Directors due to his leading role in the promotional products industry.

Alejandro Tani has been a member of the Board of Directors since November 2021. Mr. Tani is also the chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee and Compensation Committee. Since January 2007, Mr. Tani has been the owner of Clair Trading. Since February 2017, Mr. Tani has also been Chief Information Officer and Chief Executive Officer of Innovative Genetics Inc. (“Innovative Genetics”), and a Director and Partner of Green Beehive II LLC. Mr. Tani graduated from University Catolica Andres Bello, located in Venezuela.

We believe that Mr. Tani is qualified to serve on the Board of Directors due to his business experience.

Ashley L. Marshall has been a member of the Board of Directors since November 2021. Ms. Marshall is also a member of the Audit Committee and the Nominating and Corporate Governance Committee. Since December 2021, Ms. Marshall has been Merchandise Manager Lighting - Birch Lane at Wayfair (NYSE: W). From January 2015 to September 2021, Ms. Marshall was in the following positions with The TJX Companies, Inc. (NYSE: TJX): Allocation Analyst, January 2015 to December 2015; Senior Analyst, December 2015 to September 2017; and Associate Planner, September 2017 to September 2021. From January 2014 to December 2015, Ms. Marshall was an attorney in the United States Treasury Department. Ms. Marshall earned a Bachelor of Business Administration from the University of Mississippi and a Juris Doctor from The George Washington University Law School.

We believe that Ms. Marshall is qualified to serve on the Board of Directors due to her experience developing business strategy and her background in law.

Our directors currently have terms which will end at the Annual Meeting or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There is no arrangement or understanding between any director or executive officer and any other person pursuant to which he or she was or is to be selected as a director, nominee or officer.

The Nominating and Corporate Governance Committee, the members of which are all non-management directors, recommended each of the above directors as a nominee for election at the Annual Meeting and inclusion on the Company’s proxy card.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K. There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING

DECEMBER 31, 2023

The Audit Committee has selected BF Borgers CPA PC (“BF Borgers”) as the Company’s independent registered public accounting firm and principal accountant, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2023. BF Borgers was also the Company’s independent registered public accounting firm and principal accountant for the fiscal years ended December 31, 2022 and December 31, 2021. A representative of BF Borgers will be available at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if they desire to do so. Further, such representative will be available to respond to appropriate questions at the Annual Meeting.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by BF Borgers for the indicated services for each of the last two fiscal years were as follows:

	Year Ended
	December 31,
	2022	2021
Audit Fees	$150,900	$194,400
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$150,900	$194,400

As used in the table above, the following terms have the meanings set forth below.

Audit Fees

Audit fees consist of aggregate fees billed for each of the last two fiscal years for professional services performed by the Company’s principal accountant for the audit of the financial statements included in our Annual Report on Form 10-K and review of the financial statements included in our quarterly Form 10-Q filings, reviews of registration statements and issuances of consents, and services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Audit-related fees consist of aggregate fees billed for each of the last two fiscal years for assurance and related services performed by the Company’s principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned “Audit Fees” above. We did not engage our principal accountant to provide assurance or related services during the last two fiscal years.

Tax Fees

Tax fees consist of aggregate fees billed for each of the last two fiscal years for professional services performed by the Company’s principal accountant with respect to tax compliance, tax advice, tax consulting and tax planning. We did not engage our principal accountant to provide tax compliance, tax advice or tax planning services during the last two fiscal years.

All Other Fees

All other fees consist of aggregate fees billed for each of the last two fiscal years for products and services provided by the Company’s principal accountant, other than for the services reported under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above. We did not engage our principal accountant to render services to us during the last two fiscal years, other than as reported above.

Pre-Approval Policies and Procedures

The Audit Committee has reviewed and approved all fees earned in 2022 and 2021 by BF Borgers, and actively monitored the relationship between audit and non-audit services provided. The Audit Committee has concluded that the fees earned by BF Borgers were consistent with the maintenance of its independence in the conduct of its auditing functions.

BF Borgers did not provide, and the Audit Committee did not approve, any of the services described under “—Tax Fees”, “—Audit-Related Fees”, or “—All Other Fees” above for either of the last two fiscal years.

The Audit Committee must pre-approve all services provided and fees earned by the Company’s independent registered public accounting firm. The Audit Committee annually considers the provision of audit services and, if appropriate, will pre-approve certain defined audit fees, audit-related fees, tax fees, or other fees, and may impose specific dollar value limits for each category of service. The Audit Committee will also consider on a case-by-case basis specific engagements that are not otherwise pre-approved or that exceed pre-approved fee amounts. On an interim basis, any proposed engagement that does not fit within the definition of a pre-approved service may be presented to a designated member of the Audit Committee for approval and to the full Audit Committee at its next regular meeting.

The percentage of hours expended on BF Borgers’ engagement to audit the Company’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than BF Borgers’ full-time, permanent employees was not greater than 50%.

Vote Required

Ratification of BF Borgers as our Company’s independent registered public accountant for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast (meaning the number of shares of common stock voted “for” this proposal must exceed the number of shares of common stock voted “against” this proposal). Abstentions will have no effect on this proposal because an abstention does not count as a vote cast. There will be no broker “non-votes” for this proposal because brokers have discretion to vote the shares held for the beneficial owners.

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain BF Borgers.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BF BORGERS CPA PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

In the performance of its oversight function, the Audit Committee has:

●	reviewed and discussed with management the Company’s annual audited financial statements for the fiscal year ended December 31, 2022;

●	discussed with BF Borgers, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

●	received from BF Borgers the written disclosures and the letter required by applicable requirements of the PCAOB regarding BF Borgers’s communication with the Audit Committee concerning independence; and

●	discussed with BF Borgers its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Submitted by the Audit Committee

Travis McCourt, Chairman
Alejandro Tani
Ashley Marshall

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the close of business on the Record Date for: (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each named executive officer, (iii) each of our directors and nominees, and (iv) all of our executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is c/o Stran & Company, Inc., 2 Heritage Drive, Suite 600, Quincy, MA 02171, Attn: Chief Financial Officer.

Name and Address of Beneficial Owner	Position of Beneficial Owner	Title of Class	Amount and Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Andrew Stranberg(3)	Chairman, Secretary, Treasurer and Director	Common Stock	5,366,190.143	28.6%
Andrew Shape(4)	President, Chief Executive Officer and Director	Common Stock	3,578,905	19.1%
Randolph Birney(5)	Vice President	Common Stock	838,095	4.5%
David Browner(6)	Chief Financial Officer	Common Stock	46,167	0.2%
John Audibert(7)	Vice President of Growth and Strategic Initiatives	Common Stock	205,094	1.1%
Sheila Johnshoy(8)	Chief Operating Officer	Common Stock	20,000	0.1%
Jason Nolley(9)	Chief Technology Officer	Common Stock	24,000	0.1%
David Leuci(10)	Chief Information Officer	Common Stock	7,000	0.0%
Stephen Paradiso(11)	Chief of Staff	Common Stock	142,188	0.8%
Alan Chippindale(12)	Director	Common Stock	7,892	*
Travis McCourt(12)	Director	Common Stock	7,892	*
Alejandro Tani(12)	Director	Common Stock	7,892	*
Ashley Marshall(13)	Director	Common Stock	8,652	*
All executive officers and directors (12 persons)		Common Stock	10,259,966.643	53.4%
Christopher Rollins(14)	Former Chief Financial Officer	Common Stock	5,533	0.2%

*	Denotes less than 1% of the outstanding shares of common stock.

*	This director held less than 1% of the outstanding shares of common stock as of the Record Date.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the Record Date, through the exercise or conversion of any stock option, convertible security, warrant or other right. Except as set forth below, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	Based on 18,573,091 shares of common stock issued and outstanding as of the Record Date. For each beneficial owner above, any options exercisable within 60 days of the Record Date have been included in the denominator.

(3)	Consists of 5,166,190.143 shares of common stock and 200,000 shares of common stock issuable upon exercise of an option within 60 days of the Record Date.

(4)	Consists of 3,417,000 shares of common stock and 161,905 shares of common stock issuable upon exercise of an option within 60 days of the Record Date. 3,400,000 of the shares of common stock were transferred to Andrew Shape on May 24, 2021 by Andrew Stranberg pursuant to a stock purchase agreement at a price per share of $0.1985, which was the calculated price of a share of common stock of the Company as of December 31, 2020 determined through a valuation of the shares of common stock of the Company dated April 27, 2021. Mr. Shape paid the purchase price for the shares to Mr. Stranberg through the delivery to Mr. Stranberg of a secured promissory note effective as of May 24, 2021. The promissory note provides for 2% simple annual interest, and principal and accrued interest must be repaid by the note’s third anniversary, May 24, 2024. The note grants a security interest to Mr. Stranberg in the transferred shares as to the repayment obligations under the note. The shares were formerly subject to a lockup provision providing that one-half of the purchased shares may not be sold until the second anniversary of the date of the stock purchase agreement, or May 24, 2023; provided, however, that such restriction on transfer will expire at a rate of 1/48th of the shares subject to the restriction per month over such two-year period. The shares are subject to a market standoff provision restricting transfers and other dispositions of the shares as reasonably requested by the Company and its underwriter until the date that is two years after its initial public offering, which occurred on November 8, 2021. The shares were formerly subject to a repurchase right which lapsed upon the occurrence of the Company’s initial public offering on November 8, 2021. Subject to the above remaining restrictions, Mr. Shape may sell the shares subject to the security interest at prevailing market prices so long as such portion of the sale proceeds as is required under the promissory note to repay the note is so used to repay the note.

(5)	Consists of 800,000 shares of common stock and 38,095 shares of common stock issuable upon exercise of an option within 60 days of the Record Date. The shares of common stock were transferred to Randolph Birney on May 24, 2021 by Andrew Stranberg pursuant to a stock purchase agreement at a price per share of $0.1985, which was the calculated price of a share of common stock of the Company as of December 31, 2020 determined through a valuation of the shares of common stock of the Company dated April 27, 2021. Mr. Birney paid the purchase price for the shares to Mr. Stranberg through the delivery to Mr. Stranberg of a secured promissory note. The promissory note provides for 2% simple annual interest, and principal and accrued interest must be repaid by the note’s third anniversary, May 24, 2024. The shares were formerly subject to a lockup provision providing that one-half of the purchased shares may not be sold until the second anniversary of the date of the stock purchase agreement, or May 24, 2023; provided, however, that such restriction on transfer will expire at a rate of 1/48th of the shares subject to the restriction per month over such two-year period. The shares are subject to a market standoff provision restricting transfers and other dispositions of the shares as reasonably requested by the Company and its underwriter until the date that is two years after its initial public offering, which occurred on November 8, 2021. The shares were formerly subject to a repurchase right which lapsed upon the occurrence of the Company’s initial public offering on November 8, 2021. Subject to the above remaining restrictions, Mr. Birney may sell the shares subject to the security interest at prevailing market prices so long as such portion of the sale proceeds as is required under the promissory note to repay the note is so used to repay the note.

(6)	Consists of 7,500 shares of common stock, some of which are subject to vesting conditions, and 38,667 shares of common stock issuable upon exercise of an option within 60 days of the Record Date.

(7)	Consists of 149,761 shares of common stock, some of which are subject to vesting conditions, and 55,333 shares of common stock issuable upon exercise of an option within 60 days of the Record Date.

(8)	Consists of 10,000 shares of common stock and 10,000 shares of common stock issuable upon exercise of an option within 60 days of the Record Date.

(9)	Consists of 4,000 shares of common stock and 20,000 shares of common stock issuable upon exercise of an option within 60 days of the Record Date.

(10)	Consists of 7,000 shares of common stock issuable upon exercise of an option within 60 days of the Record Date.

(11)	Consists of 75,000 shares of common stock, 62,500 of which are subject to vesting conditions, 54,688 shares of common stock issuable upon exercise of an option within 60 days of the Record Date, and 12,500 shares of common stock issuable upon exercise of an option.

(12)	Consists of 2,892 shares of common stock and 5,000 shares of common stock issuable upon exercise of an option.

(13)	Consists of 3,652 shares of common stock and 5,000 shares of common stock issuable upon exercise of an option.

(14)	Christopher Rollins was Vice President of Finance and Administration of the Company from May 2021 to November 2021 and was Chief Financial Officer of the Company from November 2021 to July 2022.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

During the year ended December 31, 2022:

●	the Board held four meetings;

●	the Audit Committee held four meeting;

●	the Compensation Committee did not hold meetings; and

●	the Nominating and Corporate Governance Committee did not hold meetings.

During the year ended December 31, 2022, each member of the Board attended all Board meetings and all members of committees attended all committee meetings held during the period of such member’s service.

We do not have a policy requiring Board members to attend the annual meeting of our stockholders. All members of the Board attended our 2022 annual meeting of stockholders.

Our Independent Directors

The rules of Nasdaq generally require that a majority of a listed company’s board of directors consist of independent directors. The Board of Directors consists of six (6) directors. The Board has determined that four (4) of its members – Travis McCourt, Ashley Marshall, Alejandro Tani, and Alan Chippindale – meet the definition of an “independent director” within the meaning of Nasdaq’s rules. In making this determination with respect to Mr. Tani and Mr. Chippindale, the Board considered the transactions described under “Certain Relationships and Related Transactions – Transactions with Non-Employee Directors”.

Governance Structure

We chose to appoint a separate chairman of the Board, which we generally refer to as our Executive Chairman, who is not our Chief Executive Officer. The Company determined that a separate chairman of the Board can act as a balance to the Chief Executive Officer, who also serves as a non-independent director. However, the Bylaws provide the Board with the flexibility to combine or separate the positions of chairman of the Board and Chief Executive Officer. Andrew Stranberg currently serves as our Executive Chairman and Andrew Shape currently serves as our Chief Executive Officer. We do not currently intend to combine these positions; however, a change in this leadership structure could be made if the Board determines it is in the best long-term interests of stockholders. For example, if the two roles were to be combined, we believe that the independence of the majority of our directors, and the three fully independent Board committees, would provide effective oversight of our management and the Company.

The Board’s Role in Risk Oversight

The Board and its committees oversee risk management so that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. Management communicates routinely with the Board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Much of this work has been delegated to committees, which will meet regularly and report back to the full Board. The Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters. The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs. The Nominating and Corporate Governance Committee evaluates risk associated with management decisions and strategic direction. The Disclosure Controls and Procedures Committee of the Board (the “Disclosure Controls and Procedures Committee”) assists as needed in assessing risks relevant to achieving the goal of accurate and timely disclosure, forming a basis for determining how the risks should be managed.

Board Committees

The Board has established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Disclosure Controls and Procedures Committee. All committees operate under a written charter adopted by the Board, each of which is available on our Internet website at https://ir.stran.com.

In addition, the Board may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by the Board.

Audit Committee

The Audit Committee is responsible for, among other things: (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls, (ii) the performance of the internal and external audit services function, (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance, (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures, (v) the conduct of and compliance by the Company’s officers and directors with the Company’s Code of Ethics and Business Conduct, (vi) the evaluation of enterprise risk issues, (vii) the preparation of the Audit Committee Report that is required pursuant to the rules of the SEC, and (viii) the fulfillment of the other responsibilities set out in its charter.

The Audit Committee’s members are Travis McCourt, Alejandro Tani, and Ashley Marshall, with Mr. McCourt serving as the chairman. The Board has determined that each of the Audit Committee’s members meets the definition of an “independent director” as defined under Nasdaq Listing Rule 5605(a)(2), meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act, and meets the other requirements for Audit Committee membership under Nasdaq Listing Rule 5605(c)(2). In making this determination with respect to Mr. Tani, the Board considered the transaction described under “Certain Relationships and Related Transactions – Transactions with Non-Employee Directors – Transaction with Alejandro Tani”.

Compensation Committee

The Compensation Committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) evaluating and making recommendations to the Board regarding the compensation of our independent directors; (iii) evaluating and making recommendations to the Board regarding equity-based and incentive compensation plans, policies and programs; and (iv) the fulfillment of the other responsibilities set out in its charter.

The Compensation Committee has the authority to evaluate the performance of the Chief Executive Officer, or person performing an equivalent function, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the compensation of the Chief Executive Officer, or person performing an equivalent function, based on this evaluation. The Chief Executive Officer, or person performing an equivalent function, may not be present during voting or deliberations on his or her compensation. In addition, upon the engagement of and annually thereafter, the Compensation Committee has the authority to determine and approve the compensation paid to the Company’s Chief Financial Officer, or person performing an equivalent function, and any other executive officers that serve in executive officer capacities for the Company. The Compensation Committee must approve all long-term incentive awards for the executive officers of the Company. The Compensation Committee may make factual determinations concerning any equity incentive plan.

The Compensation Committee may retain a compensation consultant, independent legal counsel or other adviser. During the fiscal year ended December 31, 2022, the Compensation Committee did not retain any compensation consultant, independent legal counsel or other adviser

The Compensation Committee may grant the right to receive indemnification and right to be paid by the Company the expenses incurred in defending any proceeding in advance to its disposition, to any employees in their capacity as officer, director, employee or agent of the Company, any of the directors of the Company and any of the Company’s executive officers to the fullest extent of the provisions of the Bylaws.

In addition, the Compensation Committee may use reasonable amounts of time of the Company’s independent accountants, outside lawyers and other internal staff to assist and advise the Committee in connection with its responsibilities. The Committee must keep the Company’s Chief Financial Officer, or person performing an equivalent function, informed as to the general range of anticipated expenses for outside consultants.

The Compensation Committee also periodically evaluates and makes recommendations to the Board concerning the total compensation package for directors, including fees, reimbursable expenses, and equity compensation.

The Compensation Committee’s members are Alan Chippindale, Travis McCourt and Alejandro Tani, with Mr. Chippindale serving as the chairman. The Board has determined that each of the Compensation Committee’s members satisfies the “independence” requirements of Nasdaq Listing Rule 5605(d)(2)(A). In making this determination with respect to Mr. Chippindale, the Board considered the transactions described under “Certain Relationships and Related Transactions – Transactions with Non-Employee Directors – Transactions with Alan Chippindale”. In making this determination with respect to Mr. Tani, the Board considered the transaction described under “Certain Relationships and Related Transactions – Transactions with Non-Employee Directors – Transaction with Alejandro Tani”.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the Board by reviewing nominees for election to the Board submitted by stockholders and recommending to the Board director nominees for each annual meeting of stockholders and for election to fill any vacancies on the Board; (ii) advising the Board with respect to Board organization, desired qualifications of Board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; and (iv) approving any related-party transactions.

The Nominating and Corporate Governance Committee’s methods for identifying candidates for election to the Board (other than those proposed by our stockholders, as discussed below) will include the solicitation of ideas for possible candidates from a number of sources, including members of the Board, our executives, individuals personally known to the members of the Board, and other research. The Nominating and Corporate Governance Committee may also, from time to time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the Nominating and Corporate Governance Committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other Board members; (iii) the extent to which the candidate would be a desirable addition to the Board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

The Nominating and Corporate Governance Committee’s members are Alejandro Tani, Ashley Marshall, and Alan Chippindale, with Mr. Tani serving as the chairman. The Board has determined that the Nominating and Corporate Governance Committee is comprised solely of “independent directors” as such term is defined by Nasdaq Listing Rule 5605(a)(2). In making this determination with respect to Mr. Tani, the Board considered the transaction described under “Certain Relationships and Related Transactions – Transactions with Non-Employee Directors – Transaction with Alejandro Tani”. In making this determination with respect to Mr. Chippindale, the Board considered the transactions described under “Certain Relationships and Related Transactions – Transactions with Non-Employee Directors – Transactions with Alan Chippindale”.

Disclosure Controls and Procedures Committee

The Disclosure Controls and Procedures Committee is responsible for, among other things: (i) the identification and disclosure of material information about the Company; (ii) the accuracy, completeness and timeliness of the Company’s financial reports under the Exchange Act and the listing rules of Nasdaq; (iii) the review and, as necessary, help with the revision of the Company’s controls and other procedures; (iv) assistance with documenting, and monitoring the integrity and evaluating the effectiveness of, the Company’s disclosure controls and procedures; and (v) review of the Company’s reports filed with the SEC, press releases containing financial information or other information material to the Company’s security holders.

The Disclosure Controls and Procedures Committee’s members are comprised of the Company’s officers and directors. David Browner, the Company’s Chief Financial Officer, acts as the chairman of the Disclosure Controls and Procedures Committee. The Company’s officers and directors may assume any or all of the responsibilities of the Disclosure Controls and Procedures Committee at any time.

Director Nominations

Criteria for Board Membership

The Nominating and Corporate Governance Committee is responsible for periodically evaluating the desirability of and recommending to the Board any changes in the size and composition of the Board or the qualifications for Board membership. In making its recommendations to the Board, the Nominating and Corporate Governance Committee considers, evaluates and selects directors, including nominees recommended by stockholders, in accordance with the following general and specific considerations:

●	General Considerations. The Nominating and Corporate Governance Committee must ensure that the Board is comprised of at least enough independent directors to comply with the requirements of The Nasdaq Stock Market LLC (“Nasdaq”) as well as applicable rules and regulations of the SEC. In making its recommendations, the Committee may consider some or all of the following factors: (1) The candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (2) The interplay of the candidate’s experience with the experience of other Board members; (3) The extent to which the candidate would be a desirable addition to the Board and any committee thereof; (4) Whether or not the person has any relationships that might impair his or her independence, including, but not limited to, business, financial or family relationships with the Company’s management; and (5) The candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industries in which the Company operates.

●	Specific Considerations. In addition to the foregoing general considerations, the Nominating and Corporate Governance Committee will develop, reevaluate at least annually and modify as appropriate a set of specific considerations outlining the skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), particular areas of expertise, specific backgrounds, and other characteristics for which there is a specific need on the Board and which would enhance the effectiveness of the Board and its committees given its current composition.

The Nominating and Corporate Governance Committee will evaluate each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or reelection (or that the Board elect such individual on an interim basis) as a director based upon the extent to which such individual satisfies the general criteria above and will contribute significantly to satisfying the overall mix of specific criteria identified above. Each annual decision to re-nominate an incumbent director must be based upon a careful consideration of such individual’s contributions, including the value of his or her experience as a director of the Company, the availability of new director candidates who may offer unique contributions and the Company’s changing needs.

The Nominating and Corporate Governance Committee will seek to identify potential director candidates who will strengthen the Board and will contribute to the overall mix of considerations identified above. This process should include establishing procedures for soliciting and reviewing potential nominees from directors and stockholders and for notifying those who suggest nominees of the outcome of such review. The Nominating and Corporate Governance Committee will have sole authority to retain and terminate any third-party search firms to be used to identify director candidates, including sole authority to approve any such search firm’s fees and other terms of retention.

The Nominating and Corporate Governance Committee will submit to the Board the candidates for director to be recommended by the Board for election at each annual meeting of stockholders and to be added to the Board at any other times due to any expansion of the Board, director resignations or retirements or otherwise. In the event of a vacancy on the Board, following determination by the Board that such vacancy must be filled, the Nominating and Corporate Governance Committee will identify candidates for director qualified to fill such vacancy that satisfies the general criteria above.

The Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders because the committee considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates. For additional information regarding stockholder nominations, see “Stockholder Recommendations” below.

Each of the nominees included in this proxy statement and the Company’s proxy card for the Annual Meeting was recommended for inclusion by all of the members of the Board, which consists of our Chief Executive Officer, another executive officer, and four non-management directors.

Board Diversity

The Board and the Nominating and Corporate Governance Committee do not have a specific diversity policy, but consider diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

The following Board Diversity Matrix presents certain diversity statistics, as voluntarily self-identified by our directors, in accordance with Nasdaq Listing Rule 5606.

Board Diversity Matrix (As of October 6, 2023)

Total Number of Directors:			6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Stockholder Recommendations

The Nominating and Corporate Governance Committee is responsible for the consideration of any written stockholder recommendations for candidates for the Board, which recommendations should be delivered or mailed, postage prepaid, to:

Nominating and Corporate Governance Committee

Stran & Company, Inc.

2 Heritage Drive, Suite 600

Quincy, MA 02171

CC: Chief Executive Officer

Stockholder recommendations must include the following information to be considered by the Nominating and Corporate Governance Committee: (a) all information relating to such recommended candidate as would be required to be disclosed for a director nominee pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and as required for stockholder nominations of director candidates pursuant to the Company’s Bylaws; (b) the names and addresses of the stockholders making the recommendation and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) other appropriate biographical information and a statement as to the qualification of the nominee. There are no pre-established qualifications, qualities or skills at this time that any particular director nominee must possess and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Any recommendations received from our security holders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated.

Communications with our Board of Directors

Stockholders seeking to communicate with our Board should submit their written comments to Mr. Andrew Shape, our President, Chief Executive Officer and a member of the Board, at Stran & Company, Inc., 2 Heritage Drive, Suite 600, Quincy, MA 02171. Mr. Shape will forward such communications to each member of the Board; provided that, if in the opinion of Mr. Shape it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct (the “Code”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including insider trading regulations, the Company’s disclosure controls and procedures and internal control over financial reporting, and reporting of violations of the Code.

The full text of the Code is posted on our website at https://ir.stran.com/. Any waiver of the Code for directors or executive officers must be approved by the Audit Committee. We will disclose future amendments to our Code of Business Conduct and Ethics, or waivers from our Code of Business Conduct and Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website within four business days following the date of the amendment or waiver. In addition, we will disclose any waiver from our Code of Business Conduct and Ethics for our other executive officers and our directors on our website. A copy of our Code of Business Conduct and Ethics will also be provided free of charge upon request to: Secretary, Stran & Company, Inc., 2 Heritage Drive, Suite 600, Quincy, MA 02171.

Hedging and Pledging Prohibition

Under our Second Amended and Restated Insider Trading Policy, our directors, officers, and key employees (and each such individual’s family members, household members and entities that are controlled or influenced by such individual, as described in the policy) are prohibited from engaging in the following transactions at any time: (i) engaging in short sales of our securities; (ii) trading in put options, call options or other derivative securities on an exchange or in any other organized market; (iii) engaging in hedging or monetization transactions in our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of registrant equity securities; and (iv) holding our securities in a margin account or otherwise pledging our securities as collateral for a loan unless the collateral arrangement is specifically approved in advance by the policy administrator. These prohibitions apply to securities granted to the key employee, officer or director by the Company as part of the compensation of the employee, officer or director, and securities held by the key employee, officer or director.

Director Compensation

Generally, the Board believes that the level of director compensation should be based on time spent carrying out Board and committee responsibilities and be competitive with comparable companies. In addition, the Board believes that a significant portion of director compensation should align director interests with the long-term interests of stockholders. The Board allows changes in its director compensation practices based on recommendations and approvals of the Compensation Committee.

The Board and the Compensation Committee approved the compensation of our non-employee directors, as follows: Under their independent director agreements, each non-employee director will receive an annual cash fee and an initial award of restricted common stock and a stock option. The annual cash fee paid to each non-employee director is $20,000 to Ms. Marshall, $26,000 to Mr. McCourt, $26,000 to Mr. Chippindale, and $20,000 to Mr. Tani. We will pay the annual cash compensation fee to each non-employee director in four equal installments no later than the fifth business day of each calendar quarter commencing in the quarter ending March 31, 2022. Under the independent director agreements, 2,892 shares of restricted common stock were awarded to each non-employee director on November 12, 2021. The restricted stock vested in four (4) equal quarterly installments commencing in the quarter ending March 31, 2022. The option that was awarded to each non-employee director may be exercised to purchase 5,000 shares of common stock at the exercise price $4.15 per share. The option vested and became exercisable in twelve (12) equal monthly installments over the first year following the date of grant, subject to the respective non-employee director continuing in service on our Board through each such vesting date. The term of each stock option is ten (10) years from the date of grant. We will also reimburse each non-employee director for pre-approved reasonable business-related expenses incurred in good faith in connection with the performance of the non-employee director’s duties for us. As also required under the independent director agreements, we have separately entered into a standard indemnification agreement with each of our non-employee directors, the term of which began upon November 8, 2021.

The directors of the Company were compensated as such during the fiscal year ended December 31, 2022, as follows:

	Fees				Non-Equity	Nonqualified
	Earned or				Incentive Plan	Deferred
	Paid	Stock	Option		Compensation	Compensation	All Other
Name	in Cash	Awards	Awards		Earnings	Earnings	Compensation	Total
Andrew Stranberg	$-	$-	$-		$-	$-	$-	$-

Andrew Shape	$-	$-	$-		$-	$-	$-	$-

Travis McCourt	$26,000	$-	$-	(1)	$-	$-	$-	$26,000

Alan Chippindale	$26,000	$-	$-	(1)	$-	$-	$-	$26,000

Alejandro Tani	$20,000	$-	$-	(1)	$-	$-	$-	$20,000

Ashley Marshall	$20,000	$-	$-	(1)	$-	$-	$-	$20,000

(1)	Each of Travis McCourt, Alan Chippindale, Alejandro Tani and Ashley Marshall had outstanding option awards consisting of a fully-vested option to purchase up to 5,000 shares of common stock as of December 31, 2022.

EXECUTIVE OFFICERS OF THE COMPANY

The biographical profiles on the following pages contain certain information with respect to our executive officers as of the date of the filing of this proxy statement (October 6, 2023).

Name	Age	Position
Andrew Stranberg	51	Executive Chairman, Treasurer, Secretary, and Director
Andrew Shape	50	President, Chief Executive Officer and Director
David Browner	35	Chief Financial Officer
Randolph Birney	48	Vice President
John Audibert	36	Vice President of Growth and Strategic Initiatives
Jason Nolley	45	Chief Technology Officer
Sheila Johnshoy	50	Chief Operating Officer
David Leuci	50	Chief Information Officer
Stephen Paradiso	68	Chief of Staff

For information regarding Messrs. Stranberg and Shape, please refer to “Proposal No. 1 – Election of Directors,” above.

David Browner has been our Chief Financial Officer since March 2023 and was our Interim Chief Financial Officer from July 2022 to March 2023. From July 2021 to July 2022, Mr. Browner was our Controller. From November 2015 to July 2021, Mr. Browner was the Company’s Accounting Manager. From July 2012 to November 2015, Mr. Browner was a staff accountant for the Company. Mr. Browner has a Master of Business Administration in Accounting and a Bachelor of Business Administration from the University of Massachusetts Lowell.

Randolph Birney has been our Vice President since May 2021, and was our Executive Vice President from October 2015 to May 2021. From 1999 to 2015, Mr. Birney was one of our Sales Executives. Mr. Birney holds a BA from the University of New Hampshire.

John Audibert has been our Vice President of Growth and Strategic Initiatives since March 2020. Mr. Audibert has over 12 years of investment banking, corporate finance and strategy consulting experience. He has been the President of Josselin Capital Advisors, Inc., since October 2019, which provides consulting services to high-growth businesses. He was formerly President of Woodland Way Advisors, Inc., a consulting firm, from January 2015 through December 2020. Mr. Audibert previously worked in the investment banking group of Sandler O’Neill + Partners, L.P. Prior to joining Sandler O’Neill, he was a strategic consultant at Putnam Associates. Mr. Audibert received a bachelor’s degree with a concentration in finance from the Carroll School of Management at Boston College. Mr. Audibert was an employee of the Company from March 2020 to May 2021, and since then has continued acting in his current capacity as an independent contractor.

Jason Nolley has been our Chief Technology Officer since November 2021. From September 2021 to November 2021, Mr. Nolley was Senior Software Engineer at Sweetwater Sound, Inc.. From October 2018 to September 2021, Mr. Nolley was Technology Solutions Manager of Wildman Business Group, LLC, and from September 2018 to October 2018 was its Web Marketing Manager. From October 2007 to August 2014, Mr. Nolley was Solutions Advisor of Lake Nolley Group, LLC. From December 2005 to September 2007, Mr. Nolley was Technical Sales & Marketing Manager of LCI Shooting Sports. From January 2001 to December 2005, Mr. Nolley was Media Developer at Force 5 Media. Mr. Nolley earned a B.A. in Telecommunications with a minor in Japanese from Ball State University in June 2000. Mr. Nolley was granted Jitterbit Foundations and Jitterbit Core certifications in 2020 by software developer Jitterbit’s Jitterbit University online training program.

Sheila Johnshoy has been our Chief Operating Officer since March 2022. From June 2021 to February 2022, Ms. Johnshoy was Vice President of Sourcing & Merchandising at SwagUp, LLC. From June 2020 to June 2021, Ms. Johnshoy was the owner and consultant at Sheila Johnshoy Consulting LLC. From May 2018 to June 2020, Ms. Johnshoy was Chief Revenue Officer at ePromos Promotional Products, LLC. From February 2017 to April 2018, Ms. Johnshoy was Vice President, Merchandising of Harland Clarke Corp. From February 2010 to February 2017, Ms. Johnshoy was Vice President of Marketing at ePromos Promotional Products, LLC. Ms. Johnshoy received a Bachelor of Science in Management and Marketing from St. Cloud State University – Herberger Business School, in 1995. Ms. Johnshoy is a 2009 graduate of the Mini MBA Program of the University of St. Thomas – Opus School of Business.

David Leuci has been our Chief Information Officer since September 2023.  From June 2019 to September 2023, Mr. Leuci was Chief Information Officer and Chief Digital Information Officer at Energy Federation Inc.  From January 2018 to June 2019, Mr. Leuci was Chief Information Officer and Chief Technology Officer at Unidine Corporation, as a subsidiary of Compass Group USA, Inc., a subsidiary of Compass Group PLC (LSE: CPG). From October 2010 to January 2018, Mr. Leuci was Vice President, Information Technology and Chief Technology Officer at Unidine Corporation prior to its acquisition by Compass Group USA, Inc.  From December 2007 to October 2010, Mr. Leuci was Director, Information Technology at Millennium Partners Sports Club Management LLC. From October 2005 to October 2007, Mr. Leuci was Manager, Technical Services (Mergers and Acquisitions) at IBM (NYSE: IBM). Mr. Leuci received a Bachelor of Science in Criminal Justice from Salem State University.

Stephen Paradiso has been our Chief of Staff since December 2021. From October 2020 to December 2021, Mr. Paradiso acted as a consultant. From December 2012 to October 2020, Mr. Paradiso served as president, and from January 2017 also as chief executive officer, of promotional products distributor ePromos Promotional Products, LLC. From January 2008 to November 2012, he was chief operating officer, and from January 2007 to May 2008 was president, at promotional products distributor Touchstone Merchandise Group, LLC, which was also listed on ASI’s “Top 40 Distributors 2021”. From January 1988 to June 2001, Mr. Paradiso was president of Cyrk Inc. (formerly Nasdaq: CYRK). Mr. Paradiso received a bachelor’s degree in Education from Framingham State University.

EXECUTIVE COMPENSATION

Summary Compensation Table - Years Ended December 31, 2022 and 2021

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)	Total ($)
Andrew Shape, President,	2022	521,918	(1)	-	-		-		-	521,918
Chief Executive Officer and Director	2021	386,154		-	-		635,963	(2)	4,846	1,026,963

Andrew Stranberg, Executive	2022	500,000		-	-		-		-	500,000
Chairman and Director	2021	518,964		-	-		785,600	(3)	-	1,304,564

Randolph Birney, Vice	2022	422,742	(4)	-	-		-		9,000	431,742
President	2021	289,615		-	-		149,637	(5)	9,000	448,252

David Browner, Chief Financial Officer(6)	2022	169,426		-	-		-		4,051	173,477
John Audibert, Vice President of	2022	100,000		-	-		-		9,000	109,000
Growth and Strategic Initiatives	2021	117,615		-	509,500	(7)	224,017	(8)	-	851,132

Sheila Johnshoy, Chief Operating Officer(9)	2022	191,346		-	64,000	(10)	70,800	(11)	-	326,146
Jason Nolley, Chief	2022	150,000		-	-		-		9,000	159,000
Technology Officer	2021	2,885		-	125,000	(12)	123,780	(13)	173	251,838

Stephen Paradiso, Chief of	2022	176,346		-	-		-		-	176,346
Staff	2021	-		-	590,000	(14)	279,125	(15)	-	869,125

Christopher Rollins, former	2022	170,617		-	-		-		6,092	176,709
Chief Financial Officer(16)	2021	211,202		32,857	41,500	(17)	159,084	(18)	3,600	448,243

(1)	Under Andrew Shape’s employment agreement, Mr. Shape was entitled to the payment of $10,000 per month during 2022 as repayment of sales commissions totaling $140,926.69 that had been incurred in previous years, when the Company has “available cash,” defined as sufficient cash to ensure that the Company is not at material risk of default on any material financial obligation due in the next three months. During 2022, Mr. Shape was entitled to $120,000 in total payments toward these commissions in addition to accrued interest of $1,918, and was paid $90,000.

(2)	On November 12, 2021, Andrew Shape was granted an option to purchase 323,810 shares of common stock subject to time-based vesting conditions. The aggregate grant date fair value was computed in accordance with FASB ASC Topic 718 based on the assumptions described in Note P to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)	On November 12, 2021, Andrew Stranberg was granted an option to purchase 400,000 shares of common stock subject to time-based vesting conditions. The aggregate grant date fair value was computed in accordance with FASB ASC Topic 718 based on the assumptions described in Note P to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(4)	Under Randolph Birney’s employment agreement, Mr. Birney was entitled to the payment of $10,000 per month during 2022 as repayment of sales commissions totaling $197,109.95 that had been incurred in previous years, when the Company has “available cash,” defined as sufficient cash to ensure that the Company is not at material risk of default on any material financial obligation due in the next three months. During 2022, Mr. Birney was entitled to $120,000 in total payments toward these commissions in addition to accrued interest of $2,742, and was paid $120,000.

(5)	On November 12, 2021, Randolph Birney was granted an option to purchase 76,190 shares of common stock subject to time-based vesting conditions. The aggregate grant date fair value was computed in accordance with FASB ASC Topic 718 based on the assumptions described in footnote P to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(6)	David Browner was appointed Interim Chief Financial Officer on July 29, 2022 and was appointed Chief Financial Officer on March 27, 2023. Mr. Browner was not a named executive officer in 2021.

(7)	On November 12, 2021, John Audibert was granted 10,000 restricted shares of common stock subject to time-based vesting conditions. On December 2, 2021, Josselin Capital Advisors, Inc., a company wholly-owned by Mr. Audibert (“JCA”), was granted 20,000 restricted shares of common stock subject to vesting conditions. On December 2, 2021, JCA also became entitled to awards of up to 60,000 additional shares of common stock subject to performance-based conditions and an additional 40,000 shares of common stock subject to time-based conditions. On March 11, 2022, the Compensation Committee determined that the performance-based conditions for the award of 20,000 shares of common stock had been met, resulting in the award of 20,000 shares to JCA. On each of May 2, 2022 and December 2, 2022, the time-based conditions for the grant of 20,000 shares for a total of 40,000 shares to JCA were met as provided under the Consulting Agreement among Mr. Audibert, JCA and the Company, dated December 2, 2021 (the “Audibert Consulting Agreement”). Mr. Audibert and JCA agreed to receive these grants in 2023. The aggregate grant date fair value of these shares was computed in accordance with FASB ASC Topic 718 based on the assumptions described in Note P to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. On June 29, 2023, all equity awards that had been granted to JCA and rights to equity awards that may be granted to JCA were distributed or transferred to Mr. Audibert.

(8)	On November 12, 2021, John Audibert was granted an option to purchase a total of 53,000 shares of common stock subject to time-based vesting conditions. On December 2, 2021, JCA was granted an option to purchase 65,000 shares of common stock. The option vests subject to performance-based conditions. On March 11, 2022, the Compensation Committee determined that the performance-based conditions for the vesting of the option as to a total of 20,000 shares of common stock had been met, resulting in vesting of the option as to 20,000 shares. The aggregate grant date fair value of the options was computed in accordance with FASB ASC Topic 718 based on the assumptions described in Note P to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. On June 29, 2023, all equity awards that had been granted to JCA and rights to equity awards that may be granted to JCA were distributed or transferred to Mr. Audibert.

(9)	Sheila Johnshoy was appointed Chief Operating Officer on March 11, 2022. Ms. Johnshoy was not a named executive officer in 2021.

(10)	On March 11, 2022, Sheila Johnshoy was granted 5,000 shares of common stock subject to time-based restrictions on transfer and became entitled to awards of up to 135,000 shares of common stock subject to performance-based conditions. The total value of the performance-based awards at the grant date was $247,800. The aggregate grant date fair value of all equity awards was computed in accordance with FASB ASC Topic 718 based on the assumptions described in Note P to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(11)	On March 11, 2022, Sheila Johnshoy was granted a fully-vested option to purchase 5,000 shares of common stock subject to time-based restrictions on transfer and became entitled to awards of options to purchase up to 35,000 shares of common stock subject to performance-based conditions. The aggregate grant date fair value was computed in accordance with FASB ASC Topic 718 based on the assumptions described in Note P to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(12)	On November 19, 2021, Jason Nolley became entitled to awards of shares of common stock valued at $125,000 subject to performance-based conditions. The aggregate grant date fair value was computed in accordance with FASB ASC Topic 718 based on the assumptions described in Note P to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(13)	On November 19, 2021, Jason Nolley was granted an option to purchase 60,000 shares of common stock subject to time-based vesting conditions. The aggregate grant date fair value was computed in accordance with FASB ASC Topic 718 based on the assumptions described in Note P to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(14)	On December 6, 2021, Stephen Paradiso was granted 62,500 restricted shares of common stock subject to time-based vesting conditions. On December 6, 2021, Mr. Paradiso also became entitled to awards of up to 140,000 shares of common stock subject to performance-based conditions, and up to 22,500 shares of common stock subject to service-based conditions. The total value of the performance-based awards at the grant date was $813,300. The aggregate grant date fair value of all equity awards was computed in accordance with FASB ASC Topic 718 based on the assumptions described in Note P to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(15)	On December 6, 2021, Stephen Paradiso was granted an option to purchase 65,000 shares of common stock subject to time-based vesting conditions. On December 6, 2021, Mr. Paradiso also became entitled to awards of options to purchase up to 40,000 shares of common stock subject to performance-based conditions, and awards of options to purchase up to 22,500 shares of common stock subject to service-based conditions. The aggregate grant date fair value was computed in accordance with FASB ASC Topic 718 based on the assumptions described in Note P to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(16)	Christopher Rollins was Vice President of Finance and Administration of the Company from May 2021 to November 2021 and was Chief Financial Officer of the Company from November 2021 to July 2022.

(17)	On November 12, 2021, Christopher Rollins was granted 10,000 restricted shares of common stock. The shares were subject to time-based vesting conditions. The aggregate grant date fair value was computed in accordance with FASB ASC Topic 718 based on the assumptions described in Note P to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(18)	On November 12, 2021, Christopher Rollins was granted an option to purchase 81,000 shares of common stock. The option was subject to time-based vesting conditions. The aggregate grant date fair value was computed in accordance with FASB ASC Topic 718 based on the assumptions described in Note P to the Company’s financial statements beginning on page F-1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Executive Officer Employment and Consulting Agreements

Employment Agreement with Andrew Shape

Under our employment agreement with our Chief Executive Officer, Andrew Shape, dated July 13, 2021 and effective as of November 8, 2021, we agreed that, for a three-year term, unless terminated earlier in accordance with its terms, we will pay Mr. Shape an annual salary of $400,000 and Mr. Shape will be eligible to receive an annual cash bonus as determined by the Board. Pursuant to the employment agreement, on November 12, 2021, we awarded Mr. Shape a stock option for the purchase of 323,810 shares of common stock with an exercise price equal to the price per share paid by investors in the Company’s initial public offering, or $4.15 per share. The stock option will vest over a four-year period with 25% of the option vesting on the first anniversary of the date of grant and the balance of the option (75%) will vest monthly over the following three years after the first anniversary of the date of grant at a rate of 1/36 per month. The parties acknowledged that Mr. Shape was owed sales commissions for sales generated for the Company during 2018, 2019 and 2020 in the gross amount of $140,926.69 that were earned and due to Mr. Shape as of a date prior to the date of the employment agreement and that Mr. Shape did not waive his right to these sales commissions by entering into the agreement. Beginning on the date of the agreement, and continuing thereafter, interest at the rate of 2% per annum accrues on unpaid earned sales commissions. Beginning one month after the effective date of the agreement, the Company is required to pay Mr. Shape the gross amount of $10,000 per month towards Mr. Shape’s unpaid earned sales commissions, less deductions applicable to wages, or such lesser amount as the Company can afford, when the Company has “available cash,” defined as sufficient cash to ensure that the Company is not at material risk of default on any material financial obligation due in the next three months. Whether the Company has “available cash” shall be determined by the Board in its reasonable discretion, acting in good faith, taking into account any factors it deems germane, including without limitation the maintenance of reserves for future liabilities, whether certain or uncertain, and the preservation of funds for capital expenditures. At the earlier of the termination of Mr. Shape’s employment for any reason, regardless of whether termination is for cause, and 30 months after the date of the employment agreement, Mr. Shape will have the right to demand immediate payment of all unpaid earned sales commissions and interest in cash. See footnote 1 to the table above in the section “Executive Compensation – Summary Compensation Table - Years Ended December 31, 2022 and 2021” for related compensation during 2022. Mr. Shape will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Shape’s employment by giving at least 30 days written notice. If we terminate Mr. Shape without cause or he resigns for good reason as provided under the agreement, we must pay at least 24 months’ severance, reimbursement of Mr. Shape for the first 18 months of the premiums associated with Mr. Shape’s continuation of health insurance for him and his family pursuant to COBRA, and immediate vesting of any outstanding unvested equity granted to Mr. Shape during his employment and immediate lifting of all lockups and restrictions on sales of such equity or exercise of stock options. If we do not renew Mr. Shape’s employment agreement after the initial three-year term, then we must pay six months’ severance and reimburse the first six months of the premiums associated with Mr. Shape’s continuation of health insurance for him and his family pursuant to COBRA. Mr. Shape is also subject to standard confidentiality and noncompetition provisions.

Employment Agreement with David Browner

From January 1, 2022 to July 28, 2022, David Browner, then the Company’s Controller, was provided an annual salary of $150,000 and standard employee benefits on an at will basis. As of July 29, 2022, Mr. Browner was appointed as the Company’s Interim Chief Financial Officer. In connection with the appointment, effective as of July 29, 2022, Mr. Browner’s salary was increased to $200,000, and Mr. Browner was provided with a $750 monthly car allowance. On March 27, 2023, Mr. Browner was appointed as the Company’s Chief Financial Officer. Mr. Browner’s compensation was left unchanged pending review by the Compensation Committee.

On April 14, 2023, the Compensation Committee approved an Employment Agreement with David Browner, the Company’s Chief Financial Officer (the “Browner Employment Agreement”), and it was entered into as of the same date. Under the Browner Employment Agreement, Mr. Browner will continue to be employed as the Company’s Chief Financial Officer and will continue to function as its principal financial officer and principal accounting officer during the term of the agreement. The initial term of the agreement will be two years and will automatically extend an additional year each year unless one party gives 60 days’ notice before the end of the term, unless terminated earlier in accordance with its terms as described below. Mr. Browner will receive an annual base salary of $250,000. In addition, the Company will pay up to $750 per month to maintain a leased automobile for business use by Mr. Browner.

For each fiscal year during the term of the Browner Employment Agreement, Mr. Browner will receive up to three cash bonuses and six equity bonuses depending on the Board’s or the Compensation Committee’s certification of the Company’s attainment of the performance-based conditions provided for in the agreement. The performance-based conditions will be based on an annual sales target, an annual gross profit target, and an annual net profit target. Each target will be set by the Board, the Compensation Committee, or an executive officer or other party delegated with such authority other than Mr. Browner, for the applicable fiscal year. Each target will generally be measured against the audited U.S. GAAP-compliant financial statements of the Company for that year, except that net profit or the equivalent item will be adjusted to exclude expenses related to annual bonus payments to the Company’s executive officers or members of its management team.

Each portion of an equity bonus consisting of common stock will be granted upon certification of attainment of the respective target. Each portion of an equity bonus consisting of vesting of a stock option will relate to a stock option that was or will be granted on the date of the Browner Employment Agreement and at the beginning of each subsequent fiscal year during the term of the Browner Employment Agreement under a standard form of stock option agreement. On April 14, 2023, the Company granted Mr. Browner a stock option for the purchase of 100,000 shares of common stock at an exercise price of $1.72 per share, which was the closing price of the common stock on Nasdaq on the date immediately preceding the date of grant, and which vests and becomes exercisable upon certification of attainment of the applicable targets by the Board or the Compensation Committee in accordance with the equity bonus terms described below. All equity bonuses will be awarded under the Stran & Company, Inc. 2021 Amended and Restated Equity Incentive Plan (the “Plan”). To the extent that equity bonuses of grants of common stock under the Browner Employment Agreement are designated Performance Compensation Awards (as defined by the Plan) by the Board or the Compensation Committee and to the extent that each fiscal year constitutes a Performance Period (as defined by the Plan), pursuant to the Plan, such awards must be granted as soon as administratively practicable following completion of the certification of the attainment of the performance-based conditions for such awards but in no event later than 2 1/2 months following the end during which the respective Performance Period is completed. Otherwise, such grants will be considered Performance Shares (as defined by the Plan) and will be granted when certified by the Board or the Compensation Committee.

An annual sales-based cash bonus will be awarded based on the percentage of the annual sales target that is certified as attained, as follows: (a) $1,250 if 95% of the target is certified as attained; (b) $5,000 if 100% of the target is certified as attained; (c) $7,500 if 110% of the target is certified as attained; or (d) $10,000 if 120% of the target is certified as attained. An annual gross profit-based cash bonus will also be awarded based on the percentage of an annual gross profit target that is attained, as follows: (a) $6,250 if 95% of the target is certified as attained, (b) $25,000 if 100% of the target is certified as attained; (c) $37,500 if 110% of the target is certified as attained; or (d) $50,000 if 120% of the target is certified as attained. An annual net profit-based cash bonus will also be awarded based on the percentage of annual net profit target that is certified as attained, as follows: (a) $5,000 if 95% of the target is certified as attained, (b) $20,000 if 100% of the target is certified as attained; (c) $30,000 if 110% of the target is certified as attained; or (d) $40,000 if 120% of the target is certified as attained. In accordance with the Browner Employment Agreement, each cash bonus will be paid in three equal installments in the third, fourth and fifth months of the fiscal year following the fiscal year in which the respective target or targets are attained upon certification of the attainment of the respective target or targets.

Five of the six annual equity bonuses will consist of the grant of fully-vested shares of common stock and the vesting of a portion of the stock option granted each year under the Browner Employment Agreement. The other annual equity bonus will consist of the vesting of a portion of such stock option only. In each case, each annual equity bonus will be based on whether such bonus’s designated target or target percentage is certified as attained, as follows: (1) grant of 5,000 shares and vesting of the stock option as to 7,500 shares if the annual sales target is certified as attained; (2) grant of 5,000 shares and vesting of the stock option as to 7,500 shares if the annual gross profit target is certified as attained; (3) grant of 5,000 shares and vesting of the stock option as to 7,500 shares if the annual net profit target is certified as attained; (4) grant of 10,000 shares and vesting of the stock option as to 12,500 shares if 125% of the annual net profit target is certified as attained; (5) grant of 10,000 shares and vesting of the stock option as to 15,000 shares if 150% of the annual net profit target is certified as attained; and (6) vesting of the stock option as to 2,000 shares for every $100,000 by which net profit is certified as exceeding 150% the annual net profit target, up to a maximum of 50,000 shares.

Under the Browner Employment Agreement, Mr. Browner will also be eligible for additional bonus amounts as determined by the Board or the Compensation Committee within its sole discretion. Mr. Browner will receive unlimited paid time off and paid public holidays, standard executive benefits, standard directors and officers indemnification and insurance coverage, and business-related expense reimbursements.

Mr. Browner’s employment is terminable with cause upon certain grounds by written notice, subject to a 30-day notice and cure period with respect to certain of these grounds for termination for cause. Mr. Browner may be terminated without cause upon 30 days’ written notice. Mr. Browner may terminate employment with good reason upon certain grounds, subject to a 30-day notice and cure period with respect to certain of these grounds that must begin within 10 days of Mr. Browner’s knowledge of the initial existence of the grounds for termination for good reason. The effect of Mr. Browner’s termination of the Browner Employment Agreement without complying with the requirements to terminate with good reason will be equivalent to termination with cause. Termination under any provision of the agreement will generally result in the Company’s obligation to provide accrued and unpaid or pending cash, equity or other compensation. If the Company terminates Mr. Browner without cause or he terminates for good reason, and provided that Mr. Browner signs the general release and waiver annexed to the agreement within 60 days, the Company will be required to pay the lesser of the number of months’ severance remaining under the term of the agreement and either four months if the termination occurs during the first year of the term or three months if the termination occurs during the second year of the term, provided that Mr. Browner receives at least three months’ severance; reimburse Mr. Browner for the first 18 months of the premiums associated with Mr. Browner’s continuation of health insurance for him and his family pursuant to COBRA; and approve immediate vesting of any outstanding unvested equity awards granted to Mr. Browner during his employment and immediate lifting of all lockups and restrictions on sales or exercise of such awards. If the Company elects not to renew the Browner Employment Agreement, then the Company must pay three months’ severance and reimburse the first six months of the premiums associated with Mr. Browner’s continuation of health insurance for him and his family pursuant to COBRA. If Mr. Browner is terminated in the event of death or disability, then the Company must approve immediate vesting of any outstanding unvested equity awards granted to Mr. Browner during his employment and immediate lifting of all lockups and restrictions on sales or exercise of such awards. In addition, if the Company does not renew the term of the Browner Employment Agreement and Mr. Browner’s termination occurs within 90 days before or 12 months after a Change in Control (as defined by the Browner Employment Agreement), then, provided that Mr. Browner signs the general release and waiver annexed to the agreement within 60 days, the Company must pay the same severance amount as described above in the event of a termination for cause or resignation for good reason; provide the same COBRA benefits as described above in the event of a termination for cause or resignation for good reason; and approve the immediate vesting of all equity awards held by Mr. Browner unless expressly provided otherwise by the governing documents for such awards. The Browner Employment Agreement also contains general confidentiality and non-competition provisions and Mr. Browner’s stock option agreement contains general non-competition and non-solicitation provisions.

Employment Agreement with Andrew Stranberg

Under our employment agreement with our Executive Chairman, Andrew Stranberg, dated July 13, 2021 and effective as of November 8, 2021, we agreed that, for a three-year term, unless terminated earlier in accordance with its terms, we will pay Mr. Stranberg an annual salary of $500,000 and will be eligible to receive an annual cash bonus as determined by the Board. Pursuant to the employment agreement, on November 12, 2021, we awarded Mr. Stranberg a stock option for the purchase of 400,000 shares of common stock with an exercise price equal to the price per share paid by investors in the Company’s initial public offering, or $4.15 per share. The stock option will vest over a four-year period with 25% of the option vesting on the first anniversary of the date of grant and the balance of the option (75%) will vest monthly over the following three years after the first anniversary of the date of grant at a rate of 1/36 per month. Mr. Stranberg will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Stranberg’s employment by giving at least 30 days written notice. If we terminate Mr. Stranberg without cause or he resigns for good reason as provided under the agreement, we must pay at least 24 months’ severance, reimbursement of Mr. Stranberg for the first 18 months of the premiums associated with Mr. Stranberg’s continuation of health insurance for him and his family pursuant to COBRA, and immediate vesting of any outstanding unvested equity granted to Mr. Stranberg during his employment and immediate lifting of all lockups and restrictions on sales of such equity, or exercise of stock options. If we do not renew his employment agreement after the initial three-year term, then we must pay six months’ severance and reimburse the first six months of the premiums associated with Mr. Stranberg’s continuation of health insurance for him and his family pursuant to COBRA. Mr. Stranberg is also subject to standard confidentiality and noncompetition provisions.

Employment Agreement with Randolph Birney

Under our employment agreement with our Vice President, Randolph Birney, dated July 13, 2021 and effective as of November 8, 2021, we agreed that, for a three-year term, unless terminated earlier in accordance with its terms, we will pay Mr. Birney an annual salary of $300,000 and an annual cash bonus as determined by the Board. Pursuant to the employment agreement, on November 12, 2021, we awarded Mr. Birney a stock option for the purchase of 76,190 shares of common stock with an exercise price equal to the price per share paid by investors in the Company’s initial public offering, or $4.15 per share. The stock option will vest over a four-year period with 25% of the option vesting on the first anniversary of the date of grant and the balance of the option (75%) will vest monthly over the following three years after the first anniversary of the date of grant at a rate of 1/36 per month. The parties acknowledged that Mr. Birney was owed sales commissions for sales generated for the Company during 2018, 2019 and 2020 in the gross amount of $197,109.95 that were earned and due to Mr. Birney as of a date prior to the date of the employment agreement and that Mr. Birney did not waive his right to these sales commissions by entering into the agreement. Beginning on the date of the agreement, and continuing thereafter, interest at the rate of 2% per annum accrues on unpaid earned sales commissions. Beginning one month after the effective date of the agreement, the Company is required to pay Mr. Birney the gross amount of $10,000 per month for unpaid earned sales commissions, less deductions applicable to wages, or such lesser amount as the Company can afford, when the Company has “available cash,” defined as sufficient cash to ensure that the Company is not at material risk of default on any material financial obligation due in the next three months. Whether the Company has “available cash” shall be determined by the Board in its reasonable discretion, acting in good faith, taking into account any factors it deems germane, including without limitation the maintenance of reserves for future liabilities, whether certain or uncertain, and the preservation of funds for capital expenditures. At the earlier of the termination of Mr. Birney’s employment for any reason, regardless of whether termination is for cause, and 30 months after the date of the employment agreement, Mr. Birney will have the right to demand immediate payment of all unpaid earned sales commissions and interest in cash. See footnote 4 to the table above in the section “Executive Compensation – Summary Compensation Table - Years Ended December 31, 2022 and 2021” for related compensation during 2022. Mr. Birney will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Birney’s employment by giving at least 30 days written notice. If we terminate Mr. Birney without cause or he resigns for good reason as provided under the agreement, we must pay at least 24 months’ severance, reimbursement of Mr. Birney for the first 18 months of the premiums associated with Mr. Birney’s continuation of health insurance for him and his family pursuant to COBRA, and immediate vesting of any outstanding unvested equity granted to Mr. Birney during his employment and immediate lifting of all lockups and restrictions on sales of such equity, or exercise of stock options. If we do not renew Mr. Birney’s employment agreement after the initial three-year term, then we must pay six months’ severance and reimburse the first six months of the premiums associated with Mr. Birney’s continuation of health insurance for him and his family pursuant to COBRA. Mr. Birney is also subject to standard confidentiality and noncompetition provisions.

Consulting Agreement with John Audibert and Josselin Capital Advisors, Inc.

Under the Audibert Consulting Agreement, we agreed that, for a 27-month term, unless terminated earlier in accordance with its terms, we will receive the services of JCA and pay or grant JCA the compensation described below, and Mr. Audibert will continue to serve as our Vice President of Growth and Strategic Initiatives. We agreed to pay JCA a signing fee of $30,000, an annual fee of $100,000 and a monthly automobile bonus of $750. We agreed to grant JCA base restricted stock bonuses as follows: (i) 20,000 restricted shares of common stock, granted as of the agreement date, which vests on the three-month anniversary of the date of grant; (ii) 20,000 additional fully-vested shares of common stock to be granted on the six-month anniversary of the agreement date; and (iii) 20,000 additional fully-vested shares of Common Stock to be granted on the twelve-month anniversary of the agreement date. Due to an administrative oversight, we did not grant the 20,000 shares required to be granted to JCA on each of the six-month and twelve-month anniversaries of the agreement date as provided under the consulting agreement. JCA agreed to receive these grants in 2023. On April 14, 2023, the Compensation Committee approved the grants. We also agreed to performance-based equity grants to JCA consisting of (i) the grant of an option which may be exercised to purchase 65,000 shares of common stock at the exercise price per share of $3.90 which will vest based on the attainment of the option’s performance-based criteria, and fully-vested restricted stock to be granted upon attainment of the same performance-based criteria, as follows: (i) 10,000 fully-vested restricted shares will be granted and the stock option will vest as to 10,000 shares of common stock if our sales exceed $21,000,000 combined for any two consecutive quarters or if our market capitalization exceeds $65,000,000 for twenty-five (25) out of thirty (30) consecutive trading days anytime within the agreement term; (ii) 10,000 additional fully-vested restricted shares will be granted and the stock option will vest as to 10,000 additional shares of common stock if our sales exceed $25,000,000 combined for any two consecutive quarters or if our market capitalization exceeds $75,000,000 for twenty-five (25) out of thirty (30) consecutive trading days anytime within the term; (iii) 15,000 additional fully-vested restricted shares will be granted and the stock option shall vest as to 20,000 additional shares if our sales exceed $37,500,000 combined for any two consecutive quarters or if our market capitalization exceeds $90,000,000 for twenty-five (25) out of thirty (30) consecutive trading days anytime within the agreement term; and (iv) 25,000 additional fully-vested restricted shares will be granted and the stock option will vest as to 25,000 additional shares if our sales exceed $45,000,000 combined for any two consecutive quarters or if our market capitalization exceeds $180,000,000 for twenty-five (25) out of thirty (30) consecutive trading days anytime within the term. “Sales” will be determined by our audited or reviewed financial statements and according to GAAP. Our “market capitalization” will be the closing stock price of our common stock as reported by Nasdaq multiplied by the total shares of common stock outstanding as of 4:00 PM E.T. on the date that such closing stock price was determined as reported by our transfer agent. All such grants will be subject to standard forms of stock option or restricted stock award agreements and the terms and conditions of the Plan. On March 11, 2022, the Compensation Committee determined that the performance-based conditions for the vesting of the option as to a total of 20,000 shares of common stock and to the award of 20,000 shares of common stock had been met, resulting in vesting of the option as to 20,000 shares and the award of 20,000 shares of common stock to JCA. Upon the occurrence of a change in control during the consulting agreement’s term, whether or not JCA’s engagement is terminated, or upon JCA’s termination without cause, all restricted stock, stock option, stock appreciation right or similar awards granted to or pending grant to and held by JCA will immediately vest and will no longer be subject to forfeiture, unless expressly provided otherwise in the governing documents for such awards. For each fiscal year completed during this term, JCA will also be eligible to receive additional bonuses as determined by the Board. Both we and JCA may terminate the consulting agreement by giving at least 30 days’ written notice. If we or JCA terminate the consulting agreement without cause as provided under the agreement, and JCA and Mr. Audibert then deliver their signatures to the general release and waiver form annexed to the consulting agreement, we must pay a $25,000 fee. JCA and Mr. Audibert are also subject to certain independent contractor, non-solicitation, confidentiality and non-interference provisions under the consulting agreement and JCA’s stock option agreement and restricted stock award agreement.

Amended and Restated Consulting Agreement with John Audibert and Josselin Capital Advisors, Inc.

On April 14, 2023, the Compensation Committee approved an Amended and Restated Consulting Agreement (the “A&R Audibert Consulting Agreement”) with John Audibert, the Company’s Vice President of Growth and Strategic Initiatives, and his wholly-owned company, JCA, and was entered into as of the same date. The A&R Audibert Consulting Agreement amended and restated the Audibert Consulting Agreement. Under the A&R Audibert Consulting Agreement, JCA will continue to provide services to the Company in connection with Mr. Audibert’s position as an executive officer of the Company for a 24-month term, unless terminated earlier in accordance with its terms as described below. JCA will receive an annual fee of $200,000 and a monthly automobile bonus of $750.

For each fiscal year during the term of the A&R Audibert Consulting Agreement, JCA will receive up to six equity bonuses depending on the board of directors’ or the Compensation Committee’s certification of the Company’s attainment of the performance-based conditions provided for such bonuses to be granted in the agreement. The performance-based conditions will be based on an annual sales target and an annual net profit target. Each target will be set by the Board, the Compensation Committee, or an executive officer or other party delegated with such authority other than Mr. Audibert, for the applicable fiscal year. Each target will generally be measured against the audited U.S. GAAP-compliant financial statements of the Company for that year, except that net profit or the equivalent item will be adjusted to exclude expenses related to annual bonus payments to the Company’s executive officers or members of its management team.

Each fiscal year during the term of the A&R Audibert Consulting Agreement, JCA will be granted restricted common stock with performance-based vesting terms in the number of shares of restricted stock equal to $80,000 divided by the closing price of the common stock on Nasdaq on the grant date under a standard form of restricted stock award agreement. Each restricted stock grant will vest as to the amounts described below upon certification by the Board or the Compensation Committee of attainment of the respective performance-based targets. For the first term year, the A&R Audibert Consulting Agreement provided that the restricted stock’s grant date would be the date of the agreement and the number of shares would be based on the closing price of the common stock on the later of that date or the date of the approval of the grant by the Board or the Compensation Committee. For the second term year, the restricted stock will be granted at the beginning of the fiscal year upon approval of the Board or the Compensation Committee and will be equal to $80,000 divided by the closing price of the common stock on the anniversary of the date of the agreement, or as otherwise determined by the Board or Compensation Committee. On April 14, 2023, JCA was granted 46,511 shares of restricted common stock based on the closing price of the common stock on the date immediately preceding the date of grant, and such amount was accepted by JCA as the restricted stock grant provided for by the Audibert A&R Consulting Agreement for the initial year of the term of the agreement.

In addition, on the date of the A&R Audibert Consulting Agreement and at the beginning of each subsequent fiscal year during the term of the agreement, JCA will be granted a stock option under a standard form of stock option agreement to purchase the maximum number of shares subject to approval of the Board or the Compensation Committee and the equity bonus performance-based vesting terms described below. Accordingly, on April 14, 2023, the Company granted JCA a stock option for the purchase of 180,000 shares of common stock at an exercise price of $1.72 per share, which was the closing price of the common stock on Nasdaq on the date immediately preceding the date of grant, and which vests and becomes exercisable upon certification of attainment of the applicable targets by the Board or the Compensation Committee in accordance with the equity bonus terms described below.

Each fiscal year during the term of the A&R Audibert Consulting Agreement, JCA will also be granted fully-vested common stock upon, and in an amount based on, the Board’s or the Compensation Committee’s certification of attainment of the applicable targets in accordance with the equity bonus terms described below.

All equity bonuses will be awarded under the Plan. To the extent that equity bonuses of grants of fully-vested common stock under the A&R Audibert Consulting Agreement are designated Performance Compensation Awards by the Board or the Compensation Committee and to the extent that each fiscal year constitutes a Performance Period, pursuant to the Plan, such awards must be granted as soon as administratively practicable following completion of the certification of the attainment of the performance-based conditions for such awards but in no event later than 2 1/2 months following the end during which the respective Performance Period is completed. Otherwise, such grants will be considered Performance Shares and will be granted when certified by the Board or the Compensation Committee.

Two of the equity bonuses will consist of the vesting of a percentage of the restricted stock granted each year under the A&R Audibert Consulting Agreement based on the percentage of the annual sales target that is certified as attained, the percentage of the net profit target that is certified as attained, or both. The restricted stock will vest based on the certification of attainment of the annual sales target as follows: (a) vesting of 5% of the restricted stock if 95% of the annual sales target is certified as attained; (b) 20% of the restricted stock if 100% of the annual sales target is certified as attained; (c) 30% of the restricted stock if 110% of the annual sales target is certified as attained; or (d) 40% of the restricted stock if 120% of the annual sales target is certified as attained. The restricted stock will also vest based on the certified attainment of the annual net profit target as follows: (a) vesting of 7.5% of the restricted stock if 95% of the annual net profit target is certified as attained; (b) 30% of the restricted stock if 100% of the annual net profit target is certified as attained; (c) 45% of the restricted stock if 110% of the annual net profit target is certified as attained; or (d) 60% of the restricted stock if 120% of the annual net profit target is certified as attained.

Two of the other equity bonuses will consist of the grant of fully-vested shares of common stock and the vesting of a portion of the stock option granted each year under the A&R Audibert Consulting Agreement, and two of the other equity bonuses will consist of the vesting of a portion of such stock option only, in each case based on whether each bonus’s designated target or target percentage is certified as attained, as follows: (1) grant of 8,000 shares and vesting of the stock option as to 40,000 shares if the annual sales target is certified as attained; (2) grant of 12,000 shares and vesting of the stock option as to 40,000 shares if the annual net profit target is certified as attained; (3) vesting of the stock option as to 50,000 shares if 125% of the annual net profit target is certified as attained; and (4) vesting of the stock option as to 50,000 shares if 150% of the annual net profit target is certified as attained.

Under the A&R Audibert Consulting Agreement, JCA will also be eligible for additional bonus amounts as determined by the Board or the Compensation Committee within its sole discretion. JCA will provide services under the A&R Audibert Consulting Agreement as an independent contractor. JCA and Mr. Audibert will not receive employee or executive benefits. JCA and Mr. Audibert will be solely responsible for any business-related expenses. The A&R Audibert Consulting Agreement does not provide for directors and officers indemnification or insurance to Mr. Audibert. However, due to Mr. Audibert’s position as an executive officer, the Company will provide indemnification and advancement of expenses to Mr. Audibert with respect to certain legal proceedings to the fullest extent not prohibited by the Nevada Revised Statutes (the “NRS”) or any other applicable law as directed by the Bylaws, subject to the limitations and exceptions provided therein. Likewise, Mr. Audibert is automatically covered by the Company’s directors and officers insurance policy as an executive officer.

Upon the occurrence of a Change in Control (as defined by the A&R Audibert Consulting Agreement) during the A&R Audibert Consulting Agreement’s term, whether or not JCA’s engagement is terminated, or upon JCA’s termination without cause, all restricted stock, stock option, stock appreciation right or similar awards granted to or pending grant to and held by JCA will immediately vest and will no longer be subject to forfeiture, unless expressly provided otherwise in the governing documents for such awards. Either the Company or JCA may terminate the Agreement for material breach and failure to cure such breach within 15 days of receipt of notice by the non-breaching party. Both the Company and JCA may terminate the A&R Audibert Consulting Agreement without cause by giving at least 30 days’ written notice. Termination under any provision of the Agreement will generally result in the Company’s obligation to provide accrued and unpaid or pending cash, equity or other compensation. If the Company or JCA terminates the agreement without cause as provided under the agreement, and JCA and Mr. Audibert then deliver their signatures to the general release and waiver form annexed to the consulting agreement within 60 days, then the Company must pay a $50,000 fee.

JCA and Mr. Audibert are also subject to general confidentiality and non-interference provisions under the consulting agreement and general non-competition and non-solicitation provisions in JCA’s stock option agreement and restricted stock award agreement.

On June 29, 2023, all equity awards that had been granted to JCA and rights to equity awards that may be granted to JCA were distributed or transferred to Mr. Audibert. The Company will make any future awards under the A&R Consulting Agreement to Mr. Audibert directly.

Employment Agreement with Sheila Johnshoy

The Company and Sheila Johnshoy, Chief Operating Officer, are parties to an employment letter agreement, dated as of March 11, 2022 (the “Johnshoy Agreement”). Under the Johnshoy Agreement, Ms. Johnshoy will receive an annual base salary of $250,000 and potential salary and annual bonus increases in future years based on the successful achievement of personal and business-related goals. Ms. Johnshoy will also receive an annual performance cash bonus with a target bonus percentage of 25%, 50%, 75%, or 100% of base salary, conditioned on (i) the occurrence of annual revenue of the Company of $10 million, $53 million, $60 million, or $70 million, respectively, provided that the Company also has normalized annual operating profit for any annual cash bonus of 50%, 75% or 100% of base salary, or (ii) the discretionary approval of the Company’s Chief Executive Officer, subject to approval by the Compensation Committee. In accordance with the Johnshoy Agreement, Ms. Johnshoy received a cash bonus consisting of 50% of base salary earned during 2022, or $100,000, due to the occurrence of annual revenue of more than $53 million and normalized annual operating profit during the fiscal year ended December 31, 2022.

In addition, under the Johnshoy Agreement, on March 11, 2022, Ms. Johnshoy was granted 5,000 shares of common stock and a stock option to purchase 40,000 shares at an exercise price per share of $1.60, which was the closing price of the common stock on March 11, 2022. The stock option was immediately vested as to 5,000 shares of common stock and otherwise subject to a six-month lock-up provision and certain performance-based vesting conditions described as follows. Upon the occurrence of the following annual revenue amounts of the Company or at the discretionary approval of the Company’s Chief Executive Officer, subject in each case to final approval by the Compensation Committee, Ms. Johnshoy will be granted up to 35,000 additional shares of common stock and the stock option will vest as to 35,000 shares of common stock, as follows: (a) grant of 5,000 shares and the vesting of the stock option as to 5,000 shares upon attainment of annual revenue of $50 million, (b) grant of 10,000 shares and the vesting of the stock option as to 10,000 shares upon attainment of annual revenue of $60 million, (c) grant of 10,000 shares and the vesting of the stock option as to 10,000 shares upon attainment of annual revenue of $70 million, and (d) grant of 10,000 shares and the vesting of the stock option as to 10,000 shares upon attainment of annual revenue of $80 million. On April 14, 2023, the Compensation Committee certified the attainment of the performance-based conditions for the grant of 5,000 shares of common stock and the vesting of the stock option as to 5,000 shares of common stock based on annual revenue of more than $50 million during the fiscal year ended December 31, 2022.

Additionally, under the Johnshoy Agreement, if a trailing 12-month revenue of the Company of $250 million occurs within 3.5 years of Ms. Johnshoy’s start of employment, she will earn an additional bonus of 100,000 shares of common stock. All equity compensation under the Johnshoy Agreement has been and will be made under standard forms of award agreements under the Plan unless otherwise disclosed. After the first year of employment, all bonus compensation terms will be subject to review.

In addition, Ms. Johnshoy is entitled to severance benefits equal to four months’ salary if terminated without Cause (as defined in the Johnshoy Agreement) during the first year of employment and four months’ salary if terminated during the second year of employment. Ms. Johnshoy will be eligible to receive certain health care, dental, life insurance, disability, and retirement benefits after three months’ employment. Ms. Johnshoy will receive unlimited vacation days encompassing vacation, personal and sick days, subject to two weeks’ notice and approval whenever possible.

The Johnshoy Agreement does not provide for directors and officers indemnification or insurance to Ms. Johnshoy. However, due to Ms. Johnshoy’s position as an executive officer, the Company will provide indemnification and advancement of expenses to Ms. Johnshoy with respect to certain legal proceedings to the fullest extent not prohibited by the NRS or any other applicable law as directed by the Bylaws, subject to the limitations and exceptions provided therein. Likewise, Ms. Johnshoy is automatically covered by the Company’s directors and officers insurance policy as an executive officer.

The Johnshoy Agreement and Ms. Johnshoy’s equity award agreements have general non-solicitation provisions but do not have non-competition provisions. Ms. Johnshoy is also subject to a standard non-disclosure requirement under the Johnshoy Agreement.

Employment Agreement with Stephen Paradiso

The Company and Stephen Paradiso, Chief of Staff, are parties to an employment letter agreement, dated as of December 6, 2021 (the “Paradiso Agreement”). Under the Paradiso Agreement, Mr. Paradiso will receive an annual base salary of $175,000 and potential salary and annual bonus increases in future years based on the successful achievement of personal and business-related goals.

For each of the first two years of the term of the Paradiso Agreement, Mr. Paradiso will receive an annual performance cash bonus based on the review of the Company’s results for the fiscal year ended December 31, 2022 and the fiscal year ended December 31, 2023, respectively, with a target bonus percentage of 25%, 50%, 75%, or 100% of base salary, conditioned on (i) for fiscal year 2022, the occurrence of trailing 12-month revenue of the Company of $42 million, $47 million, $52 million, or $57 million, respectively, and, for fiscal year 2023, the occurrence of trailing 12-month revenue of the Company of $45 million, $55 million, $65 million, or $75 million, respectively, or (ii) the discretionary approval of the Company’s Chief Executive Officer, subject to approval by the Compensation Committee. In accordance with the Paradiso Agreement, Mr. Paradiso received a cash bonus consisting of 100% of base salary, or $175,000, due to the occurrence of trailing 12-month revenue of more than $57 million during the fiscal year ended December 31, 2022.

In addition, pursuant to the Paradiso Agreement, on December 6, 2021, Mr. Paradiso was granted a bonus of 65,000 restricted shares and an option to purchase up to 125,000 shares at an exercise price per share of $4.72, which was the closing price of the common stock on the date that the Paradiso Agreement was countersigned by Mr. Paradiso. The restricted stock and 65,000 shares under the option will vest in eight equal installments over two years and were subject to a six-month lockup provision. Mr. Paradiso will be granted up to 40,000 bonus shares of common stock and the option will vest as to an aggregate of 40,000 additional shares of common stock upon the occurrence of trailing 12-month revenue amounts, as follows: (i) grant of 10,000 shares and vesting of the stock option as to 10,000 shares any trailing 12-month revenue of $50 million; (ii) grant of 10,000 shares and vesting of the stock option as to 10,000 shares any trailing 12-month revenue of $60 million; (iii) grant of 10,000 shares and vesting of the stock option as to 10,000 shares any trailing 12-month revenue of $70 million; and (iv) grant of 10,000 shares and vesting of the stock option as to 10,000 shares any trailing 12-month revenue of $80 million. Mr. Paradiso will also be granted up to an aggregate of 22,500 bonus shares of common stock and the stock option will vest as to an aggregate of 22,500 shares of common stock once certain service-based benchmarks are achieved, as follows: (i) grant of 2,500 shares and vesting of the stock option as to 2,500 shares upon successfully executing a company “rhythm” by setting recurring meetings and tasks; (ii) grant of 10,000 shares and vesting of the stock option as to 10,000 shares upon successfully hiring and onboarding three chief officer-level or executive vice president-level leaders; and (iii) grant of 10,000 shares and vesting of the stock option as to 10,000 shares upon successfully creating and putting in motion a business plan and succession plan. On April 14, 2023, the Compensation Committee certified the attainment of the conditions for the grant of 12,500 shares of common stock and the vesting of the stock option as to 12,500 shares of common stock based on trailing 12-month revenue of more than $50 million during the fiscal year ended December 31, 2022 and Mr. Paradiso’s successfully executing a company “rhythm” by setting recurring meetings and tasks. Additionally, under the Paradiso Agreement, if trailing 12-month revenue of the Company of $250 million occurs within three years of Mr. Paradiso’s start of employment, he will be granted an additional 100,000 bonus shares of common stock. After the second year of employment, all bonus compensation terms will be subject to review. All equity compensation under the Paradiso Agreement has been and will be made under standard forms of award agreements under the Plan unless otherwise disclosed.

Mr. Paradiso has been eligible to receive certain health care, dental, life insurance, disability, and retirement benefits since the end of his first three months’ employment. Mr. Paradiso will receive 25 days of paid time off annually, including vacation and sick days, subject to two weeks’ notice and approval whenever possible.

The Paradiso Agreement does not provide for directors and officers indemnification or insurance to Mr. Paradiso. However, due to Mr. Paradiso’s position as an executive officer, the Company will provide indemnification and advancement of expenses to Mr. Paradiso with respect to certain legal proceedings to the fullest extent not prohibited by the NRS or any other applicable law as directed by the Bylaws, subject to the limitations and exceptions provided therein. Likewise, Mr. Paradiso is automatically covered by the Company’s directors and officers insurance policy as an executive officer.

Mr. Paradiso is required to sign a standard nondisclosure and noncompete agreement that will not restrict Mr. Paradiso from working within the print or promotional industry, except for any specific direct competitors that are individually listed in that agreement, but Mr. Paradiso will be required not to solicit any current or existing clients or customers that were obtained prior to Mr. Paradiso’s employment or obtained during his employment unless given prior approval by the Company for the period specified in the noncompete agreement. Due to Mr. Paradiso’s voluntary execution of the equity award agreements described above, however, Mr. Paradiso is subject to their general non-competition provisions as well as their general non-solicitation provisions. Mr. Paradiso is also subject to a standard non-disclosure requirement under the Paradiso Agreement.

Employment Agreement with Jason Nolley

Under our employment letter agreement with Jason Nolley, our Chief Technology Officer, dated November 19, 2021, Mr. Nolley will receive an annual base salary of $150,000 and a monthly automobile and cell phone allowance of $750. As a signing bonus, Mr. Nolley was awarded an option to purchase 60,000 shares of common stock at $4.36 per share, which was the closing price of our common stock the day before the employment letter agreement was signed. The option vests in three equal amounts at each of the first, second and third anniversaries of the date of the date of the employment letter agreement. Mr. Nolley is eligible to receive up to $125,000 in the Company’s common stock upon our achievement of certain amounts of trailing 12-month annual sales amounts. Mr. Nolley is entitled to severance benefits equal to six months’ salary if terminated without due cause. Mr. Nolley will be eligible to receive certain health care, dental, life insurance, disability, and retirement benefits after three months’ employment. Mr. Nolley will receive 15 days of paid time off, subject to two weeks’ notice and approval whenever possible. Mr. Nolley is subject to certain nondisclosure and non-solicitation provisions under his stock option agreement.

Employment Agreement with David Leuci

David Leuci, our Chief Information Officer, began employment with us on September 18, 2023. Under our employment letter agreement with Mr. Leuci, dated August 14, 2023, Mr. Leuci will receive an annual base salary of $265,000 and a monthly automobile and cell phone allowance of $750. As a signing bonus, Mr. Leuci was awarded an option to purchase 21,000 shares of common stock at $1.16 per share, which was the closing price of our common stock the day before the date of grant, September 1, 2023. The option vests in three equal amounts, with one-third vesting immediately upon grant and one-third vesting at each of the first and second anniversaries of the date of grant. Mr. Leuci will receive an annual cash bonus based on base salary if the Company achieves one or more of three performance targets consisting of sales, gross profit, and net profit, as reported in the Company’s Annual Report on Form 10-K for the prior fiscal year in accordance with generally accepted accounting principles in the United States. For purposes of the cash bonus, the target weighting is 10% on sales, 50% on gross profit and 40% on net profit. The bonus will be 5% of the weighted percentage of base salary for the respective target(s) achieved if 95% of such target(s) are achieved, or 20% of the weighted percentage of base salary for the respective target(s) achieved if 100% of such target(s) are achieved, or 30% of the weighted percentage of base salary for the respective target(s) achieved if 110% of such target(s) are achieved, or 40% of the weighted percentage of base salary for the respective target(s) achieved if 120% of target amounts are achieved. In addition, Mr. Leuci will receive the following stock option bonuses each fiscal year: A stock option for 100,000 shares of common stock with an exercise price equal to the stock price at the time of grant. The option will vest based on the achievement of the same annual targets set for the cash bonus for that year as follows: 15,000 shares if 100% of the sales target is achieved; 15,000 shares if 100% of the gross profit target is achieved; 15,000 shares if 100% of the net profit target is achieved; 25,000 shares if 125% of the net profit target is achieved; and another 30,000 shares if 150% of the net profit target is achieved. The Chief Executive Officer, with approval from the Compensation Committee, may also exercise discretion to approve additional cash or equity bonuses to Mr. Leuci.

Mr. Leuci is entitled to severance benefits equal to four months’ salary if terminated without due cause during the first year after Mr. Leuci’s start date, or two months’ salary if terminated without due cause during the second year after Mr. Leuci’s start date. Mr. Leuci will be eligible to receive certain health care, dental, life insurance, disability, and retirement benefits. Mr. Leuci is entitled to use of the Company’s unlimited vacation policy that encompasses vacation, personal, and sick days, with preapproval required and at least two weeks’ notice prior to taking time off whenever possible. Mr. Leuci is subject to certain nondisclosure and non-solicitation provisions under his stock option agreement.

Employment Agreement with Christopher Rollins

Under our employment agreement with Christopher Rollins, our former Chief Financial Officer, dated September 7, 2021 and effective as of November 8, 2021, we agreed that, for a two-year term, unless terminated earlier in accordance with its terms, Mr. Rollins would serve as our Chief Financial Officer. We agreed to pay Mr. Rollins an annual salary of $250,000. For each fiscal year completed during this term, Mr. Rollins was eligible to receive a cash bonus determined by the achievement of specified Company performance metrics. Prior to each fiscal year, a Company net sales target would be set for the following fiscal year. Mr. Rollins would receive a bonus equal to: (i) 20% of salary if 75% of the net sales target is achieved; (ii) 25% of salary if 100% of the net sales target is achieved; (iii) 50% of salary if 125% of the net sales target is achieved; or (iv) 80% of salary if 150% of the net sales target is achieved. Actual net sales for the fiscal year would be determined by the Company’s audited financial statements and according to GAAP. If actual net sales were between two of the bonus thresholds, then Mr. Rollins would receive a pro rata performance basis. Mr. Rollins was also eligible for additional bonus amounts as determined by the Board. In addition, pursuant to the employment agreement, on November 12, 2021, we awarded Mr. Rollins a stock option for the purchase of 81,000 shares of common stock with an exercise price equal to the price per share paid by investors in the Company’s initial public offering, or $4.15 per share. Pursuant to the employment agreement, we also entered into a restricted stock award agreement with Mr. Rollins on November 12, 2021 granting him 10,000 restricted shares of common stock. Both the restricted stock and the stock option were subject to vesting over a two-year period with 33% of the restricted stock and option vesting immediately upon issuance and the balance of the restricted stock and option (67%) vesting monthly over the following two years at a rate of 1/24 per month. Mr. Rollins was provided with standard executive benefits. The Company also provided standard indemnification and directors’ and officers’ insurance. Mr. Rollins’s employment was terminable by the Company upon 30 days’ written notice. If we had terminated Mr. Rollins without cause or he resigned for good reason as provided under the agreement, we would have been required to pay the lesser of the number of months’ severance remaining under the term of the agreement, and six months, provided that Mr. Rollins receive at least three months’ severance; reimbursement of Mr. Rollins for the first 18 months of the premiums associated with Mr. Rollins’s continuation of health insurance for him and his family pursuant to COBRA; and immediate vesting of any outstanding unvested equity granted to Mr. Rollins during his employment and immediate lifting of all lockups and restrictions on sales of such equity, or exercise of stock options. If we did not renew Mr. Rollins’s employment agreement after the initial two-year term, then we would have needed to pay six months’ severance and reimburse the first six months of the premiums associated with Mr. Rollins’s continuation of health insurance for him and his family pursuant to COBRA. Mr. Rollins resigned from his position as Chief Financial Officer effective July 29, 2022. As a result, the Company had no further compensation obligations to Mr. Rollins except for any amounts previously earned and not yet paid as of his resignation date. The unvested portion of Mr. Rollins’ restricted stock was forfeited upon resignation, and the unvested portion of Mr. Rollins’ stock option became non-exercisable. The vested portion of Mr. Rollins’ option became non-exercisable as of October 28, 2022. Mr. Rollins’ employment agreement contains standard confidentiality and noncompetition provisions which applied through the 12-month period after Mr. Rollins’ resignation.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2022, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew Shape, President, Chief Executive Officer and Director	101,191	(1)	222,619	(1)	-		$4.15	11/11/2031	-		-	-		-

Andrew Stranberg, Executive Chairman, Secretary, Treasurer and Director	125,000	(2)	275,000	(2)	-		$4.15	11/11/2031	-		-	-		-

Randolph Birney, Vice President	23,809	(3)	52,381	(3)	-		$4.15	11/11/2031	-		-	-		-

David Browner, Chief Financial Officer	19,333	(4)	37,367	(4)	-		$4.15	11/11/2031	5,000	(5)	$6,301	-		-

John Audibert, Vice President of Growth and Strategic Initiatives	17,667	(6)	35,333	(6)	-		$4.15	11/11/2031	6,667	(7)	$8,401	-		-
	20,000	(8)	-		45,000	(8)	$3.90	-	-	(9)	-	40,000	(10)	$50,404

Sheila Johnshoy, Chief Operating Officer	5,000	(11)	-		-		$1.60		-		-	-		-
	-		-		35,000	(12)	$1.60	-	-		-	135,000	(13)	170,114

Jason Nolley, Chief Technology Officer	20,000	(14)	40,000	(14)	-		-	-	-		-	28,670	(15)	$36,127

Stephen Paradiso, Chief of Staff	31,250	(16)	31,250	(16)	-		$4.72	12/5/2031	31,250	(17)	$39,378	-		-
	-		22,500	(18)	-		-	-	22,500	(19)	$28,352	140,000	(20)	$176,414
	-		-		40,000	(21)	-	-	-		-	-		-

Christopher Rollins, former Chief Financial Officer	-		-		-		-	-	-		-	-		-

(1)	Andrew Shape was granted an option to purchase 323,810 shares of common stock on November 12, 2021. The option is subject to vesting over a four-year period with 25% of the option vesting on the first anniversary of the date of grant and the balance (75%) vesting monthly over the following three years after the first anniversary of the date of grant at a rate of 1/36 per month.

(2)	Andrew Stranberg was granted an option to purchase 400,000 shares of common stock on November 12, 2021. The option is subject to vesting over a four-year period with 25% of the option vesting on the first anniversary of the date of grant and the balance (75%) vesting monthly over the following three years after the first anniversary of the date of grant at a rate of 1/36 per month.

(3)	Randolph Birney was granted an option to purchase 76,190 shares of common stock on November 12, 2021. The option is subject to vesting over a four-year period with 25% of the option vesting on the first anniversary of the date of grant and the balance (75%) vesting monthly over the following three years after the first anniversary of the date of grant at a rate of 1/36 per month.

(4)	David Browner was granted an option to purchase 58,000 shares of common stock on November 12, 2021. The option is subject to vesting over a three-year period with one-third (1/3) of the restricted stock and option vesting on each of the first, second and third anniversaries of the date of grant.

(5)	David Browner was granted 7,500 restricted shares of common stock on November 12, 2021. The restricted stock is subject to vesting over a three-year period with one-third (1/3) of the restricted stock and option vesting on each of the first, second and third anniversaries of the date of grant.

(6)	On November 12, 2021, John Audibert was granted an option to purchase a total of 53,000 shares of common stock. The option is subject to vesting over a three-year period with one-third (1/3) of the option vesting on each of the first, second and third anniversaries of the date of grant.

(7)	On November 12, 2021, John Audibert was granted 10,000 shares of restricted stock. The restricted stock is subject to vesting over a three-year period with one-third (1/3) of the stock vesting on each of the first, second and third anniversaries of the date of grant.

(8)	On December 2, 2021, JCA, Mr. Audibert’s wholly-owned company, was granted an option to purchase 65,000 shares of common stock. The option vests subject to performance-based conditions. On March 11, 2022, the Compensation Committee determined that the performance-based conditions for the vesting of the option as to a total of 20,000 shares of common stock had been met, resulting in vesting of the option as to 20,000 shares. As of December 31, 2022, the performance-based conditions for the award of the stock option for the remaining 45,000 shares had not been met.

(9)	On December 2, 2021, JCA, Mr. Audibert’s wholly-owned company, was granted 20,000 shares of restricted stock. The restricted stock fully vested on March 2, 2022. On December 2, 2021, JCA also became entitled to 40,000 shares of common stock subject to time-based conditions. The time-based conditions for the vesting of the stock were met as to 20,000 shares on May 2, 2022 and as to 20,000 shares on December 2, 2022. Due to an administrative oversight, we did not grant the 20,000 shares required to be granted to the Consultant on each of the six-month and twelve-month anniversaries of the agreement date as provided under the consulting agreement. The Consultant agreed to receive these grants in 2023. The Compensation Committee approved the grants on April 14, 2023. These shares are considered vested for purposes of this table.

(10)	On December 2, 2021, JCA, Mr. Audibert’s wholly-owned company, became entitled to 60,000 shares of common stock subject to performance-based conditions. On March 11, 2022, the Compensation Committee determined that the performance-based conditions for the vesting of 20,000 of the shares of common stock had been met, resulting in vesting of the stock as to 20,000 shares. As of December 31, 2022, the performance-based conditions for the award of the remaining 40,000 restricted shares of common stock had not been met.

(11)	On March 11, 2022, Sheila Johnshoy was granted 5,000 shares of common stock and an option to purchase 5,000 shares of common stock subject to time-based restrictions on transfer which lapsed on September 11, 2022.

(12)	On March 11, 2022, Sheila Johnshoy became entitled to an award of options to purchase up to 35,000 shares of common stock subject to performance-based conditions, which had not been met as of December 31, 2022.

(13)	On March 11, 2022, Sheila Johnshoy became entitled to an award of up to 135,000 shares of common stock subject to performance-based conditions, which had not been met as of December 31, 2022.

(14)	On November 19, 2021, Jason Nolley was granted an option to purchase 60,000 shares of common stock subject to vesting over a three-year period with one-third (1/3) of the option vesting on each of the first, second and third anniversaries of the date of grant.

(15)	On November 19, 2021, Jason Nolley became entitled to awards of shares of common stock valued at $125,000 subject to performance-based conditions, which had not been met as of December 31, 2022.

(16)	On December 6, 2021, Stephen Paradiso was granted an option to purchase 62,500 shares of common stock subject to vesting over eight quarters at each full calendar quarter end after the date of grant.

(17)	On December 6, 2021, Stephen Paradiso was granted 62,500 restricted shares of common stock subject to vesting over eight quarters at each full calendar quarter end after the date of grant.

(18)	On December 6, 2021, Stephen Paradiso became entitled to options to purchase up to 22,500 shares of common stock subject to service-based conditions, which had not been met as of December 31, 2022.

(19)	On December 6, 2021, Stephen Paradiso became entitled to up to 22,500 shares of common stock subject to service-based conditions, which had not been met as of December 31, 2022.

(20)	On December 6, 2021, Stephen Paradiso became entitled to awards of up to 140,000 shares of common stock subject to performance-based conditions, which had not been met as of December 31, 2022.

(21)	On December 6, 2021, Stephen Paradiso became entitled to options to purchase up to 40,000 shares of common stock subject to performance-based conditions, which had not been met as of December 31, 2022.

Director Compensation

For a discussion of compensation to our non-employee directors during the fiscal year ended December 31, 2022, see “Board of Directors and Corporate Governance – Director Compensation”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2021 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Loans with Executive Chairman as Borrower, Lender or Guarantor

During 2021, the Company made loans to Mr. Stranberg, our Executive Chairman and largest stockholder. The amounts due from Mr. Stranberg were unsecured and non-interest bearing and there was no formal repayment plan under the notes. The largest aggregate amount of principal outstanding under these notes was $148,600. The total principal paid under these notes during 2021 was $148,600. The amounts outstanding for such loans from the Company to Mr. Stranberg were repaid as of July 20, 2021.

In September 2021, Mr. Stranberg loaned us $500,000 on an unsecured basis, accruing interest at 5% compounding monthly with no formal repayment plan. The largest aggregate amount of principal outstanding was $500,000. The total principal of $500,000 and total interest of $4,740 was paid to Mr. Stranberg on November 22, 2021.

Other than as described above, no loans by Mr. Stranberg to the Company or by the Company to Mr. Stranberg have occurred since January 1, 2021.

From July 2018 to November 2021, the Company had a secured line of credit with Bank of America allowing borrowings of as much as $3,500,000. The line bore interest at the LIBOR Daily Floating Rate plus 2.75%. The line was reviewed annually and was due on demand. This line of credit was secured by substantially all assets of the Company. Mr. Stranberg was a guarantor on the line of credit and the approximate dollar value of the amount of Mr. Stranberg’s interest in borrowings under the loan was the same as the amount of such borrowings including interest. The largest aggregate amount of principal outstanding under the line of credit was $3,500,000. The total principal and interest paid under the line of credit during 2021 was $5,600,000 and $77,082, respectively. We fully repaid and terminated this line of credit on November 22, 2021.

Transactions with Non-Employee Directors

Transaction with Alejandro Tani

Alejandro Tani, a member of the Board, the chairman of the Nominating and Corporate Governance Committee, and a member of the Compensation Committee and the Audit Committee, is the Chief Executive Officer, Chief Information Officer, and majority owner of Innovative Genetics. Under a Branded Packaging Agreement between Innovative Genetics and the Company, dated as of March 6, 2023 (the “Innovative Genetics Packaging Agreement”), Innovative Genetics granted the Company a limited, non-exclusive, revocable license to use Innovative Genetics’s logos, trade names and trademarks on apparel and promotional products as branded products for sale to Innovative Genetics and Innovative Genetics-authorized persons. The branded products must meet Innovative Genetics’s quality standards. Innovative Genetics will pay the Company within 90 days after the date of an invoice under the agreement, subject to the Company’s credit policies and procedures and discretionary right to modify payment or credit. Each statement of work under the Innovative Genetics Packaging Agreement must have a personal guaranty stating that Innovative Genetics’s principal will pay any invoices related to that statement of work regardless of the financial stability of Innovative Genetics. All products and services provided to Innovative Genetics and any services that Innovative Genetics may provide to the Company in exchange for such products and services under the Innovative Genetics Packaging Agreement will be based on a commercial relationship and any such services will include only non-advisory services. The Innovative Genetics Packaging Agreement does not contemplate any accounting, consulting, legal, investment banking or financial advisory services. The Innovative Genetics Packaging Agreement will terminate upon 90 days’ written notice to the other party.

Under Statement of Work No. 1 under the Innovative Genetics Packaging Agreement, effective as of March 6, 2023 (the “Innovative Genetics SOW”), the Company will provide Innovative Genetics with branded packaging products from various factories located in China, finance the cost to manufacture that packaging, and import/transport those goods into one location in the United States where Innovative Genetics will then co-pack, sell, and distribute the final product itself. The Company will only deliver the packaging to Innovative Genetics and will not touch or be involved in the co-packing, distribution, or any other matter related to the final product, which will include cannabis. The Company will invoice Innovative Genetics upon delivery of each shipment. In connection with the foregoing, the Company will purchase products from various factories, pay them directly, and subsequently charge Innovative Genetics the prices following an outline set forth in the Innovative Genetics SOW. The Innovative Genetics SOW will not require the Company to, and the Company will not, make any payments to Innovative Genetics in connection with this SOW, including any extensions of credit involving any payments to Innovative Genetics. The total amount to be charged to Innovative Genetics under the Innovative Genetics SOW will be $1,159,331, related shipping costs with a 15% markup, and duties, taxes, or tariffs will be charged at cost. The Company will not be a participant in any transaction involving the packaging, sale or distribution of the final product.

In connection with the Innovative Genetics SOW, Mr. Tani executed a Guaranty, dated as of March 6, 2023, in favor of and for the benefit of the Company (the “Tani Guaranty”). Under the Tani Guaranty, Mr. Tani guaranteed the payment of all obligations of Innovative Genetics under the Innovative Genetics Packaging Agreement and Innovative Genetics SOW. The Tani Guaranty contains other standard provisions for a personal guaranty, including standard waivers of defenses to payment obligations, reinstatement in the event that any payment must be returned to Innovative Genetics, non-exercise of subrogation rights against Innovative Genetics or any other guarantor until all payments required under the Innovative Genetics SOW have been made, subordination of any debts against Innovative Genetics to the obligations of Innovative Genetics to the Company under the SOW, and payment of any reasonable expenses of the Company, including attorneys’ fees and legal expenses, which the Company may incur in enforcing its rights under the Innovative Genetics SOW or the Tani Guaranty.

The approximate dollar value of Mr. Tani’s interest in the transaction described above is $1,159,331, related shipping costs with a 15% markup, and duties, taxes, or tariffs at cost as guarantor of Innovative Genetics’s payment obligations and a potential debtor to the Company pursuant to the Tani Guaranty. The payments by Innovative Genetics in the current or any of the past three fiscal years do not exceed 5% of our consolidated gross revenues for that year, or $200,000, whichever is more.

Transactions with Alan Chippindale

We and Alan Chippindale, a member of the Board, the chairman of the Compensation Committee, and a member of the Nominating and Corporate Governance Committee, are parties to a Buyer’s Agreement, dated June 25, 2020 (the “Buyer’s Agreement”). Under the Buyer’s Agreement, Mr. Chippindale agreed to provide certain merger and acquisition, management and recruitment consulting services in connection with our acquisition of the Wildman Imprint assets. We agreed to pay Mr. Chippindale a fee of $20,000 upon completion of a purchase and sale agreement and two annual fees of 1.5% of gross margin less costs attributable to the acquisition. We paid Mr. Chippindale $9,954 as the first annual fee in November 2021 and $12,836 in December 2022 under the Buyer’s Agreement. Separately from the Buyer’s Agreement, in September 2022, we paid Mr. Chippindale a one-time fee of $15,000 for providing certain merger and acquisition consulting services in connection with our acquisition of Trend Promotional Marketing Corporation (d/b/a Trend Brand Solutions). In addition, we paid Mr. Chippindale a total of $13,750 in 2022 related to other recruitment consulting services. In June 2023, we paid Mr. Chippindale $20,000 for certain consulting services in connection with our acquisition of T R Miller Co., Inc. In August 2023, we paid Mr. Chippindale $2,500 in connection with certain executive search services. The fees paid or that we have agreed to pay to Mr. Chippindale for consulting services to date have totaled less than $120,000.

ADDITIONAL INFORMATION

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more officers of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

DEADLINES FOR STOCKHOLDER PROPOSALS FOR THE 2024 Annual Meeting

If you wish to have a proposal included in our proxy statement for the 2024 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at 2 Heritage Drive, Suite 600, Quincy, MA 02171, no later than June 8, 2024, unless the 2024 Annual Meeting date is held prior to October 16, 2024 or after December 15, 2024, in which case the proposal may be submitted a reasonable time before the Company begins to print and send its proxy materials for the 2024 Annual Meeting. A proposal which is received after the applicable date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement. The proposal must also comply with the other requirements for stockholder proposals under Rule 14a-8 under the Exchange Act in order for it to be required to be included in our proxy statement for the 2024 Annual Meeting.

If you wish to have a proposal included in our proxy statement for the 2024 Annual Meeting outside the processes of Rule 14a-8 under the Exchange Act, a proposal submitted by a stockholder and intended to be presented at the 2024 Annual Meeting must generally be submitted in writing to the Company’s Secretary at 2 Heritage Drive, Suite 600, Quincy, MA 02171, and received not earlier than July 18, 2024 and not later than the close of business on August 17, 2024, unless the 2024 Annual Meeting is held prior to October 16, 2024 or after December 15, 2024, in which case it must be submitted no earlier than the date that is 120 days prior to the 2024 Annual Meeting date and no later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting date or the 10th day following the day on which public announcement of the 2024 Annual Meeting date is first made. A stockholder proposal will need to comply with other requirements of the Bylaws regarding the inclusion of stockholder proposals in Company-sponsored proxy materials in order to be considered for inclusion under our Bylaws. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are required to include under the Bylaws.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 16, 2024, unless the 2024 Annual Meeting is held prior to October 16, 2024 or after December 15, 2024, in which case the notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by the Company. The required notice should be addressed to the Company’s Secretary at 2 Heritage Drive, Suite 600, Quincy, MA 02171.

ANNUAL REPORT ON FORM 10-K

We will furnish without charge to each person solicited by this proxy statement, on the written request of such person, a copy of our Annual Report on Form 10-K with any amendments, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this proxy statement. A copy of our Annual Report on Form 10-K, with any amendments, is also made available on our website at https://ir.stran.com after it is filed with the SEC.

By Order of the Board of Directors
October 6, 2023

/s/ Andrew Stranberg
Executive Chairman, Secretary and Treasurer

STRAN & COMPANY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

annual meeting OF STOCKHOLDERS – NOVEMBER 15, 2023 at 1:00 PM EST TIME

CONTROL ID:
REQUEST ID:

The undersigned stockholder of STRAN & COMPANY, INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 6, 2023, and hereby constitutes and appoints Mr. Andrew Shape, the Company’s President and Chief Executive Officer, and Mr. David Browner, the Company’s Chief Financial Officer, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 15, 2023 (the “Annual Meeting”), and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the matters described below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/SWAG
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF STRAN & COMPANY, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR	WITHHOLD
Elect as Directors the nominees listed below:
	Andrew Stranberg		☐	☐
	Andrew Shape		☐	☐		Control ID:
	Travis McCourt		☐	☐		REQUEST ID:
	Alan Chippindale		☐	☐
	Alejandro Tani		☐	☐
	Ashley Marshall		☐	☐
Proposal 2		à	FOR	AGAINST	ABSTAIN
	Ratify the selection of BF Borgers CPA PC as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2023.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINATED DIRECTORS (PROPOSAL NO. 1), AND “For” the ratification of the appointment of BF BORGERS CPA PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 2). IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING and any adjournment or adjournments thereof.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2023

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)